SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

                           Filed by the Registrant (X)

                 Filed by a Party other than the Registrant ( )

                           Check the appropriate box:

            ( ) Preliminary Proxy Statement

            ( ) Confidential, for Use of the Commission Only
                  (as permitted by Rule 14a-6(e)(2))

           ( X ) Definitive Proxy Statement

            ( ) Definitive Additional Materials

            ( ) Soliciting Material Pursuant to Section 240.14a-11(c)
                  or Section 240.14a-12


                              DIOMED HOLDINGS, INC.
                (Name of Registrant as Specified in its Charter)


(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X) No fee required

( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

      ( ) Fee paid previously with preliminary materials.

      ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule, or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                              DIOMED HOLDINGS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 15, 2004

         As a stockholder of DIOMED HOLDINGS, INC., a Delaware corporation (the "Company"), you are cordially invited to be present, either in person or by proxy, at the annual meeting of stockholders of the Company to be held at the offices of our counsel, McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, NY 10105 at 9:00 a.m., local time, on June 15, 2004, for the following purposes:

      1. To elect nine directors to serve until the next annual meeting of stockholders, or until their successors are duly elected and qualified;

      2. To approve an amendment to the Company's certificate of incorporation permitting the board to effect a reverse stock split pursuant to which the Company's outstanding shares of common stock would be exchanged for new shares of common stock in an exchange ratio of one newly issued share of common stock for each 25 outstanding shares of common stock;

      3. To approve an amendment to the Company's certificate of incorporation reducing the authorized number of shares of common stock from 500,000,000 to 50,000,000, but only if the stockholders approve Proposal 2 and we implement the reverse split.

      4. To approve an amendment to the Company's certificate of incorporation to eliminate cumulative voting for directors;

      5. To approve an amendment to the Company's certificate of incorporation to change the vote required for stockholder approval from a majority of total shares outstanding to a majority of shares present;

      6. To ratify the selection of BDO Seidman, LLP as the Company's independent auditors for 2004; and

      7. To transact such other business as may properly come before the meeting.

      Your board of directors recommends that you vote in favor of each of the proposals described in this proxy statement.

      Only stockholders of record at the close of business on April 28, 2004 will be entitled to receive notice of, and to vote, either in person or by proxy, at the annual meeting and any adjournment or postponement thereof. The transfer books will not be closed.

      We hope you can attend the annual meeting in person. Even if you plan to attend, however, we ask that you MARK, SIGN, DATE and RETURN the enclosed proxy promptly in the enclosed self-addressed envelope, so that we may be assured of a quorum to transact business. If you receive more than one proxy because you own shares registered in different names or addresses, each proxy should be completed and returned. Your proxy is revocable and will not affect your right to vote in person if you are able to attend the meeting. Your attention is directed to the attached proxy statement.

      If you plan to attend the annual meeting, please note that this is a stockholders' meeting and attendance will be limited to stockholders of the Company or their qualified representatives. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) must bring a copy of a brokerage statement reflecting stock ownership as of the record date. A qualified representative of a stockholder must have identification as well as a properly executed proxy from the stockholder he or she is representing. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting.


                                     By Order of the Board of Directors,
                                     /s/ David B. Swank
                                     Secretary


Andover, Massachusetts
May 12, 2004

                              DIOMED HOLDINGS, INC.
                                 ONE DUNDEE PARK
                                ANDOVER, MA 01810
                                  978-475-7771

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 15, 2004


Please note that you can find additional information from various sources, including the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at its public reference facilities. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference facilities. In addition, all of our recent SEC filings are available at www.diomedinc.com.

                               GENERAL INFORMATION

      The annual meeting of stockholders (the "annual meeting") of Diomed Holdings, Inc., a Delaware corporation (the "Company"), will be held on June 15, 2004, at the time and place and for the purposes set forth in the Notice of Annual Meeting of Stockholders accompanying this proxy statement. This proxy statement is furnished in connection with the solicitation of proxies by our board of directors on behalf of the Company in connection with the annual meeting and any continuation or adjournment thereof. We have previously distributed copies of our Annual Report on Form 10-KSB, including financial statements, for the year ended December 31, 2003, has to all stockholders entitled to vote at the annual meeting. Our first distribution of this proxy statement and the enclosed form of proxy to the stockholders is on or about May 15, 2004.

HISTORY OF CORPORATE STRUCTURE

      Please refer to our annual report for 2003 for information concerning the history of our corporate structure.

SOLICITATION OF PROXIES

      In addition to solicitation by mail, our authorized directors, officers, employees and agents may solicit proxies in person or by telephone at no additional compensation. We will also request record holders of common stock who are brokerage firms, custodians and fiduciaries to forward proxy material to the beneficial owners of such shares and, upon request, will reimburse such record holders for the costs of forwarding the material in accordance with customary charges. We will bear all the cost of all proxy solicitations.

REVOCATION

      Any proxy given pursuant to this solicitation may be revoked by filing with, and the receipt by, the Secretary of the Company of a written revocation or duly executed proxy bearing a later date and does not preclude the stockholder from voting in person at the annual meeting. The persons named in the form of proxy solicited by the board of directors will vote all proxies that have been properly executed.

VOTING PROXIES

      If a stockholder specifies on such proxy a choice with respect to the Proposal to be acted upon, the proxy will be voted in accordance with such specification. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT AND FOR EACH PROPOSAL LISTED ON THE PROXY CARD. If necessary, and unless the shares represented by the proxy are voted against the election of the nominees for director named in this proxy statement and the Proposals described herein, the persons named in the proxy also may vote in favor of a proposal to recess the annual meeting and to reconvene it on a subsequent date or dates without further notice, in order to solicit and obtain sufficient votes to approve the matters being considered at the annual meeting.

RECORD DATE

      Holders of record of our common stock, par value $0.001 per share, at the close of business on April 28, 2004 have the right to receive notice of and to vote at the annual meeting. As of the record date, 365,160,559 shares of common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding

VOTING RIGHTS

      Each holder of record of common stock is entitled to one vote for each share held with respect to each matter, except the election of directors, to be voted upon at the annual meeting. With respect to the election of directors, each stockholder shall be entitled to cast as many votes as shall equal the number of votes that such stockholder would be entitled to cast (but for the provision of cumulative voting), multiplied by the number of directors to be elected. For example, a holder of eight shares of common stock would be entitled to cast 72 votes in the election of directors, which is equal to the eight shares held multiplied by the nine directors to be elected. A holder may cast, in the holder's discretion, all of such holder's votes for one nominee or may distribute the votes for any two or more nominees. Please note that Proposal 3 seeks stockholder approval of an amendment to our certificate of incorporation that would eliminate cumulative voting for directors.

QUORUM

      Presence in person or by proxy of the holders representing a majority of the outstanding shares of capital stock entitled to vote at the annual meeting will constitute a quorum. Shares for which the holder has elected to abstain or has withheld authority to vote (including broker non-votes) on a matter will count toward a quorum, but will be counted as a vote cast "AGAINST" Proposals 2 through 5. A "broker non-vote" is a vote withheld by a broker on a particular matter in accordance with stock exchange regulations because the broker has not received instructions from the customer for whose account the shares are held.

VOTE REQUIRED

      In the case of Proposal 1, directors will be elected by a plurality of votes cast. Each of the other Proposals will be approved if the holders of at least a majority of the outstanding shares of our common stock vote to approve those Proposals. Shares for which the holder has elected to abstain or has withheld authority to vote on a matter will count towards a quorum but will not count as votes cast on such matter. An abstention from voting on Proposals 2 through 5 has the same legal effect as a vote against the matter, even though the stockholder may interpret such action differently. Please note that Proposals 3 and 4 seek stockholder approval of amendments to our certificate of incorporation that would eliminate cumulative voting for directors and would eliminate the provision that requires a majority of our total outstanding shares of common stock (as opposed to a majority of shares present at a meeting) to approve actions submitted for stockholder approval, unless otherwise required by applicable law.

                              BENEFICIAL OWNERSHIP

      The following table sets forth beneficial ownership information as of April 28, 2004 for our capital stock owned by:

      - our chief executive officer and other executive officers whose salary and bonuses for 2003 exceeded $100,000 (the "Named Executive Officers");

      - each director;

      - our directors and executive officers as a group; and

      - each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock and other classes of voting stock.

To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted.

                                                              AMOUNT AND NATURE OF
NAME                                                          BENEFICIAL OWNERSHIP       PERCENT OF CLASS(1)
-----                                                         --------------------       ------------------
Geoffrey Jenkins                                                    375,000  (2)                  .1%
James A. Wylie, Jr.                                               1,224,010  (3)                  .4%
David B. Swank                                                      258,333  (4)                  .1%
Gary Brooks                                                         108,333  (5)                   0%
A. Kim Campbell                                                     208,333  (6)                  .1%
Peter Klein                                                         108,333  (7)                  .1%
Edwin Snape                                                          41,667  (8)                   0%
Sidney Braginsky                                                     41,667  (9)                   0%
Joseph Harris                                                        41,667  (10)                  0%
Lisa Bruneau                                                        108,750  (11)                  0%
John J. Welch                                                       124,374  (12)                  0%
Leo T. Griffin, Jr.                                                 108,333  (13)                  0%
Kevin Stearn                                                        205,535  (14)                  0%

All officers and directors as a group (13 persons)                2,954,335                       0.9%

Beneficial Owners of More than 5%
of the Company's common stock:

Samuel Belzberg                                                  54,763,964  (15)                16.6%
Zesiger Capital Group                                            43,398,500  (16)                13.2%
Nathan Low                                                       22,193,747  (17)                 6.4%


(1) Calculated pursuant to Rule 13d-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended. Percentages shown for all officers and directors as a group are calculated on an aggregate basis and percentages shown for individuals are rounded to the nearest one-tenth of one percent. The mailing address for each of the directors and officers is c/o Diomed, Inc., One Dundee Park, Andover, MA 01810.

(2) Includes 275,000 shares of common stock issuable upon the exercise of stock options.

(3) Includes (i) 125,898 shares of common stock issued on November 25, 2003 upon exchange of Class F Stock owned by Mr. Wylie, (ii) 523,112 shares of common stock issued on November 25, 2003 upon conversion of Class D Notes held by Mr. Wylie and (iii) 575,000 shares of common stock issuable upon the exercise of stock options.

(4) Includes 258,333 shares of common stock issuable upon the exercise of stock options.

(5) Includes 108,333 shares of common stock issuable upon the exercise of stock options.

(6) Includes 208,333 shares of common stock issuable upon the exercise of stock options.

(7) Includes 108,333 shares of common stock issuable upon the exercise of stock options.

(8) Includes 41,667 shares of common stock issuable upon the exercise of stock options.

(9) Includes 41,667 shares of common stock issuable upon the exercise of stock options.

(10) Includes 41,667 shares of common stock issuable upon the exercise of stock options.

(11) Includes 108,750 shares of common stock issuable upon the exercise of stock options. Ms. Bruneau resigned from the Company, effective April 30, 2004.

(12) Includes 124,374 shares of common stock issuable upon the exercise of stock options.

(13) Includes 108,333 shares of common stock issuable upon the exercise of stock options.

(14) Includes 205,535 shares of common stock issuable upon the exercise of stock options.

(15) Includes 54,647,297 shares of common stock owned by Gibralt Capital Corp. and 116,667 shares issuable upon the exercise of stock options by Mr. Belzberg. Mr. Belzberg is an affiliate of Gibralt Capital Corp. and Gibralt US, and therefore is deemed to beneficially own the securities they hold. On January 14, 2004, Gibralt US sold 956,500 shares of common stock (which are registered shares that Gibralt US purchased from other stockholders in a private transaction on January 17, 2003) to Samuel Belzberg's cousin, Morris Belzberg, at a price of $0.08 per share. Samuel Belzberg disclaims beneficial ownership of the securities held by Morris Belzberg. Effective February 23, 2004, Mr. Belzberg resigned from the board of directors.

(16) According to the Schedule 13G filed by Zesiger Capital Group with the Securities and Exchange Commission on February 12, 2004, consisting of 43,398,500 shares over which Zesiger has sole dispositive power, as investment adviser for Zesiger clients, none of whom individually owns more than 5% of the common stock. Zesiger's address is 320 Park Avenue, 30th Floor, New York, NY 10022.

(17) Mr. Low is the president of Sunrise Securities Corp, our placement agent in the equity financing. We issued warrants to purchase 40,879,063 shares of common stock to the placement agent, which in turn transferred these warrants to Mr. Low and eight other employees, one former employee, a consultant and a charitable trust. According to the Schedule 13D filed by Mr. Low with the Securities and Exchange Commission on December 5, 2003, Mr. Low held our securities as follows: (i) 2,408,181 shares of common stock issued to him upon conversion of secured bridge notes held by him at the second closing of the equity financing on November 25, 2003, (ii) 8,483,703 shares of common stock issued to him upon exercise of warrants to purchase shares at $0.001 per share,
(iii) 3,024,767 shares of common stock issuable to him upon exercise of warrants to purchase shares at $0.08 per share and (iv) 8,277,095 shares issuable to him upon exercise of warrants to purchase shares at $.10 per share. The 22,193,746 shares of common stock beneficially held by Mr. Low does not include 5,659,712 shares of common stock beneficially held by Sunrise Foundation Trust, a charitable trust of which Mr. Low is a trustee. In his Schedule 13D, Mr. Low disclaimed beneficial ownership of the shares of common stock held by Sunrise Foundation Trust. Mr. Low's address is c/o Sunrise Securities Corp., 641 Lexington Avenue, 25th Floor, New York, NY 10022.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons who own more than 10% of any class of our capital stock to file with the SEC initial reports of ownership and reports of changes in ownership and to provide copies of such reports to us. Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required to be filed during the fiscal year ended December 31, 2003, we believe that all of the filing requirements applicable to our officers, directors and beneficial owners of greater than 10% of our common stock were complied with during the most recent fiscal year as to which we have issued our annual report, except as follows:

      Some of our directors and executive officers did not timely file notices of the acquisition of stock options that we granted during 2003. The following grants of options were not reported within two business days on Forms 4 filed with the SEC but were reported when these officers and directors filed their respective Forms 5 with the SEC on February 17, 2004:

----------------------------- ---------------------- -------------------------
                                                         Number of Shares
                                                            underlying
Name                              Date of Grant           Stock Options
----------------------------- ---------------------- -------------------------
Lisa Bruneau                        May 1, 2003                 10,000
----------------------------- ---------------------- -------------------------
Kevin Stearn                        May 1, 2004                 10,000
----------------------------- ---------------------- -------------------------
Lisa Bruneau                       June 2, 2004                 90,000
----------------------------- ---------------------- -------------------------
Kevin Stearn                       June 2, 2004                130,000
----------------------------- ---------------------- -------------------------
David Swank                        June 4, 2004                200,000
----------------------------- ---------------------- -------------------------
Geoffrey Jenkins                   June 4, 2004                300,000
----------------------------- ---------------------- -------------------------
Gary Brooks                        June 4, 2004                100,000
----------------------------- ---------------------- -------------------------
Samuel Belzberg                    June 4, 2004                200,000
----------------------------- ---------------------- -------------------------
Kim Campbell                       June 4, 2004                100,000
----------------------------- ---------------------- -------------------------
Peter Klein                        June 4, 2004                100,000
----------------------------- ---------------------- -------------------------
Peter Norris                       June 4, 2004                100,000
----------------------------- ---------------------- -------------------------
Lisa Bruneau                    October 8, 2004                 10,000
----------------------------- ---------------------- -------------------------
Kevin Stearn                    October 8, 2004                 10,000
----------------------------- ---------------------- -------------------------

         Ajmal Khan, formerly a beneficial holder of greater than 10% of our outstanding shares of common stock, did not timely file notices of sales of common stock he made at various times during 2003. Mr. Khan sold shares as follows, which sales were required to have been reported within two business days on Forms 4 filed with the SEC:



      Date of Sale        Number of Shares Sold
      ------------        ---------------------
  February 4, 2003                 18,000
    March 26, 2003                123,000
    April 23, 2003                 17,800
    April 24, 2003                100,000
      May 19, 2003                137,235
      May 23, 2003                318,300
      May 27, 2003                205,000
      May 28, 2003                400,000
      May 29, 2003                200,000
      May 30, 2003                150,000
      June 3, 2003                100,000
      June 4, 2003                509,600
      June 5, 2003                175,000
      June 6, 2003                100,000
      June 9, 2003                307,900
     June 10, 2003                302,100
     June 11, 2003                135,900
     June 12, 2003                200,000
     June 13, 2003                 12,400
     June 16, 2003                587,600
     June 17, 2003                400,000
     June 26, 2003                 17,000
     June 27, 2003                 33,000


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      Our directors are elected annually to serve until the next annual meeting of stockholders, or until their successors are elected and have been qualified. As a result, the terms of each of the nominees below will expire at the annual meeting.

      Although all nominees have indicated their willingness to serve if elected, if at the time of the annual meeting any nominee is unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named in those proxies for such other person as the board may designate.

      Information about the nominees for election as directors appears below:


                                                     DIRECTOR PRINCIPAL OCCUPATION DURING
NAME                         AGE        SINCE        LAST FIVE YEARS AND DIRECTORSHIPS
----                         ---        -----        ---------------------------------
Geoffrey Jenkins             51         2002         Mr. Jenkins has been a director of Diomed since 2001, a director of the
                                                     Company since the February 14, 2002 merger, is chairman of the compensation committee and has been the chairman of the board of directors of the Company since January 2003.  Mr. Jenkins has over twenty-five years of experience in building consumer and professional healthcare companies.  In 2000, he founded and became the president of UV-Solutions, LLC, a product development company.
                                                     From 1998 to 2000, Mr. Jenkins held the positions of chief operating officer and then president of MDI Instruments, which was acquired by Becton Dickinson in 1999.  MDI Instruments developed and marketed diagnostic devices for the healthcare market.  Mr. Jenkins holds a BS and BA from Clarkson University, awarded in 1976.

Sidney Braginsky              66         2004        Mr. Braginsky has been a director since January 2004.  Mr. Braginsky has in excess of thirty years of executive experience in scientific and consumer products.  During the past five years and prior thereto, Mr. Braginsky has held a variety of executive level positions.  Currently, Mr. Braginsky is the chairman of DoubleD Venture Fund, LLC, chairman of Atropos Technologies, LLC and chief executive officer and president of Ineedmd, Ltd. and chairman and chief executive officer of Digilab, LLC, a manufacturer and marketer of spectroscopy instruments.  From 2001 through 2003, Mr. Braginsky was president of Mediscience Corp., a designer and developer of diagnostic medical devices.
                                                     From 1994 through 2000, he was president and chief operating officer of
                                                     Olympus America, Inc., which he joined in 1970. During his tenure at Olympus
                                                     America, a business unit of the global Japanese company, Mr. Braginsky built
                                                     Olympus America into a billion dollar business unit focused on optical products.  Mr. Braginsky currently serves as a director of Noven
                                                     Pharmaceutical Corp. (where he is a member of the audit committee), a director of Estech Cardiology and a director of E.O.S.Electro-Optical Systems.  Mr.
                                                     Braginsky is also chairman of the board of City University of New York, Robert
                                                     Chambers Laboratory, chairman of International Standards Organization Optics and Electro-Optical Systems and a board member of several other organizations in the scientific and educational community.  Mr. Braginsky attended the City
                                                     University of New York.

                                                     DIRECTOR PRINCIPAL OCCUPATION DURING
NAME                         AGE        SINCE        LAST FIVE YEARS AND DIRECTORSHIPS
----                         ---        -----        ---------------------------------

Gary Brooks                  69         2003         Mr. Brooks has been a director of the Company since March 2003 and is a member of the audit committee.  Mr. Brooks is a nationally recognized turnaround consultant and crisis manager.  During the past five years and prior thereto,
                                                     Mr. Brooks has principally served as chairman and chief executive officer of
                                                     Allomet Partners, Ltd. where since 1985 he has provided turnaround consulting and interim management services to more than 400 companies.  He has over thirty-five years of diversified executive management experience.  Mr. Brooks earned a BS in Biochemical Engineering and Industrial Management from
                                                     Massachusetts Institute of Technology in 1955 and an MS in Chemical
                                                     Engineering and Operations Research from the University of Rochester in 1959.

A. Kim Campbell              56         2002         Ms. Campbell has been a director of the Company since March 2002, and is a member of the compensation committee.  Ms. Campbell served as Canada's 19th
                                                     (and first female) Prime Minister in 1993.  She was also Canada's Minister of
                                                     Justice, Attorney General and Minister of National Defense.  Currently, Ms.
                                                     Campbell is a Visiting Professor of Practice at the John F. Kennedy School of
                                                     Government at Harvard University.  In 2000, she completed a four-year term as
                                                     Consul General of Canada in Los Angeles, California, in which she fostered trade in the high-tech and biotechnology industries.  Ms. Campbell holds a range of prestigious positions, including Senior Fellow of the Gorbachev
                                                     Foundation of North America in Boston, Massachusetts, and member of the
                                                     International of the Asia Society of New York.  Ms. Campbell is chair of the
                                                     Council of Women World Leaders, an organization of current and former
                                                     Presidents and Prime Ministers, and deputy president of the Club Madrid, an organization of former heads of state and government that democratic transition.  Ms. Campbell holds a BA and an LLB from the University of British
                                                     Columbia, awarded in 1969 and 1983, respectively, performed doctoral work in
                                                     Soviet government at the London School of Economics from 1970 to 1973 (ABD), and holds four honorary doctorates.

Joseph Harris                 57         2004        Mr. Harris has been a director of Diomed since February 2004. Mr. Harris  is currently a partner in Trillium Lakefront Partners, III, an early stage and growth equity venture capital company. He has also served as senior vice-president and director of corporate strategy & development for Smithkline
                                                     Beecham, where his responsibilities included management of corporate acquisitions, divestitures, and joint ventures; Eastman Kodak, as managing director of business development and director of Licensing Technology
                                                     Development; and senior vice president, corporate development at Cantel
                                                     Medical Corp, a publicy-traded medical device company.  Mr. Harris worked as a
                                                     Certified Public Accountant for Coopers and Lybrand in Syracuse, New York and
                                                     as an attorney with the MacKenzie Law Firm also in Syracuse.  Mr. Harris received his bachelors degree in accounting and his MBA from Syracuse
                                                     University School of Business. He earned his Juris Doctor degree from the
                                                     Syracuse University School of Law. Mr. Harris also serves on the board of directors of PacificHealth Laboratories, Inc., a developer of nutritional products for sports performance, weight loss and type 2 diabetes.


Peter Klein                  50         2002         Mr. Klein has been a director of Diomed since 1999 and a director of the
                                                     Company since the February 14, 2002 merger. Mr. Klein has served as the president and chief executive officer of Diomed from June 1999 and of the
                                                     Company since the merger through January 2003, at which time he resigned from the offices of president and chief executive officer, but remained a director.  For thirteen years prior to joining Diomed, Mr. Klein has served as an executive in the medical image processing business, first as founder, president and co-chairman of Tomtec Imaging Systems, then as president and chief executive officer of Medison America, Inc., a subsidiary of the Korean
                                                     Group Medison.

                                                     DIRECTOR PRINCIPAL OCCUPATION DURING
NAME                         AGE        SINCE        LAST FIVE YEARS AND DIRECTORSHIPS
----                         ---        -----        ---------------------------------

Edwin Snape, Ph.D.         64           2004         Dr. Snape has been a director since January 2004.  Dr. Snape has extensive experience in a broad range of medical-related fields.  His experience in the field of medical devices represents a broad range of technologies and markets, including wound drainage, blood transfusion, ultrasound, MRI, implantable devices, drug delivery, vascular access, organ isolation, atrial fibrillation, cardiac monitoring, temperature management and thrombectomy.  In the diagnostic field, Dr. Snape's experience includes alcohol and drug testing, diabetes, cardiovascular disease, haematology testing and antibody-based diagnostic testing.  His experience in the pharmaceutical field includes drug delivery, CNS disorders, viral and bacterial diseases, GI tract disorders, human tissue and organ regeneration and oncology.  During the past five years and prior thereto, Dr. Snape has been a partner of New England Partners, a venture capital company based in Boston, Massachusetts founded in 1995.  He was either the founder or management partner in nine private equity funds, and has been involved in numerous investments, including over 32 investments in the health care sector, fourteen of which completed initial public offerings and seventeen of which were either merged or acquired.  Dr. Snape earned
                                                     Bachelor of Science and Ph.D. degrees from University of Leeds, England.

David Swank                  46         2003         Mr. Swank has been a director of the Company since March 2003 and served as chairman of the audit committee from that time until he became the Company's chief financial officer, effective September 1, 2003.  Mr. Swank is president and founder of BrookstoneFive, Inc., a private consulting firm engaged in corporate strategy formulation and capital acquisition.  Since 1997, Mr. Swank has principally been the president of BrookstoneFive, Inc., although from 2001 to the beginning of 2003, he also served as executive vice president and chief financial officer of Melard Technologies, Inc., a New York-based, privately held high-tech developer of wireless computing devices.  Mr. Swank has significant accounting and financial control experience.  From 1994 to 1996, he served as executive vice president-corporate development and senior vice president-chief financial officer at Telxon Corporation, a publicly traded developer of mobile computing devices, and from 1989 to 1992, he was regional controller for PepsiCo Foods International (PFI), the international snack food subsidiary of PepsiCo, Inc.  Mr. Swank's other experience includes chief financial officer at AVM Systems, Inc., a high-tech developer of Command and
                                                     Control Systems, and audit manager at Peat, Marwick, Mitchell & Company
                                                     (currently KPMG), an international "Big Four" accounting firm.  Mr. Swank earned a BS in Business Administration in the honors accounting program at The
                                                     Ohio State University in 1980 and an MBA with a concentration in Finance at
                                                     Southern Methodist University in 1989.

James A. Wylie, Jr.          65         2003         Mr. Wylie has been a director of the Company since January 2003, at which time he also became the Company's president and chief executive officer.  Prior to joining the Company, Mr. Wylie acted as a consultant from 1994 through 2002, providing strategic advisory and interim executive management services to institutional investors and operating companies in the medical device, health care, chemical and telecommunications industries.  Mr. Wylie has more than 30 years of global executive management experience as a division president, group executive, president and chief executive officer of both private and public corporations.  Mr. Wylie holds a BS in Chemistry from Bates College.


      None of the persons named above are related by blood, marriage or adoption to any other director nominees or any of our executive officers.

DIRECTOR NOMINATION

      In accordance with our by-laws, a stockholder who is interested in nominating a person to the board (or making any other proposal to the stockholders) should submit in writing to the Secretary of the Company timely notice of such nomination (or stockholder proposal). Any such notice must be given either by personal delivery or by United States mail, postage prepaid, not less than 30 nor more than 90 days in advance of the annual meeting; provided however, that in the event we give less than 40 days' notice of the date of the meeting, notice of such nomination (or stockholder proposal) must be received not later than the close of business on the tenth day following the day on which our notice of the date of the meeting was mailed or otherwise given. The contents of a stockholder notice of director nomination (or other proposal) must be as specified in our by-laws, a copy of which may be obtained by any stockholder who directs a written request for the same to the Secretary of the Company.

                       CERTAIN INFORMATION CONCERNING THE
                      BOARD OF DIRECTORS AND ITS COMMITTEES

COMMITTEES

      Our board of directors has established three standing committees: an audit committee, a nominating committee and a compensation committee.

      The audit committee members are Joseph Harris (Chairman), Sidney Braginsky, Gary Brooks and Geoffrey Jenkins. The audit committee is charged with overseeing that management has (a) maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company; (b) established and maintained processes to assure that an adequate system of internal control is functioning within the Company; and (c) established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policies. The audit committee operates pursuant to a charter adopted by the board, which is attached to this proxy statement as Appendix A. The report of the audit committee is included below.

      In choosing the board's audit committee members, the board of directors considered a number of factors, including the business experience and financial expertise of proposed audit committee members. At the time they joined the board of directors in the first quarter of 2003, the board determined that David Swank and Gary Brooks each satisfied the Securities and Exchange Commission's definition of "audit committee financial expert" contained in the SEC's rules. When they became directors, Messrs. Swank and Brooks joined the audit committee (of which Peter Norris, a former director, and Geoffrey Jenkins were already members), and Mr. Swank assumed the role of audit committee chairman. When Mr. Swank became our chief financial officer in September 2003, he resigned from the audit committee and Mr. Brooks assumed the role of audit committee chairman. Peter Norris resigned from the board (and hence the audit committee) in September 2003. Sidney Braginsky joined the audit committee when he became a director in January 2004, and Joseph Harris joined the audit committee when he became a director in February, 2004. The board determined that Mr. Harris satisfied the SEC's definition of "audit committee financial expert," and he assumed the role of audit committee chairman from Gary Brooks, who remains an audit committee member. It is our practice that the audit committee shall approve all audit, audit-related and tax-related services in advance of the performance of such services.

      The members of the nominating committee are Geoffrey Jenkins (chairman) and Edwin Snape, Ph.D. The principal function of the nominating committee is to consider the credentials of prospective directors and executive officers and make recommendations to the board with respect to filling vacancies. The nominating committee also administers the terms of the stockholders agreement among the Company and certain investors in our 2003 equity financing which pertain to the designation of three directors by those investors, which the board will then consider for nomination and use its best efforts to nominate as directors.

      The members of the compensation committee are Geoffrey H. Jenkins (chairman), A. Kim Campbell and Dr. Edwin Snape. The functions of the compensation committee include reviewing, evaluating and approving the amount, design and implementation of compensation programs for officers and key personnel, making awards under and administering the Company's stock incentive programs, reviewing and making recommendations with respect to senior management organization and reviewing the Company's programs for attracting and compensating management personnel at lower and middle levels. The report of the compensation committee is included below.

MEETINGS

      The board of directors, audit committee and compensation committee held 12, five and five meetings, respectively, during 2003. The board did not establish the nominating committee until January 2004, thus it held no meetings during 2003. No director attended less than 75 percent of the aggregate number of meetings of the board and committees on which he or she served.

DIRECTOR COMPENSATION

      Directors who are also our employees do not receive compensation for their service as directors, although we may award stock options or other compensation in our discretion. Directors who are not also our employees serve as directors without pay, honorarium or stipend, although we typically award stock options or other stock-based compensation in our discretion, and retain discretion to award other forms of compensation to directors. We also reimburse on-employee directors reimburse for reasonable out-of-pocket expenses incurred in attending directors' meetings.

                             AUDIT COMMITTEE REPORT

      The Audit Committee acts under a written charter adopted by the board of directors. The Committee's primary function is to assist the board of directors in its oversight of the Company's financial reporting process. Management is responsible for the preparation, presentation and integrity of the Company's financial statements; accounting and financial reporting principles; internal controls; and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent auditors, BDO Seidman, LLP, are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards.

      In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has considered whether the provision of non-audit services (none of which related to financial information systems design and implementation) by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence. Based on the review and discussions described in this report, and subject to the limitations on its role and responsibilities described below and in its charter, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company's Form 10-KSB for the fiscal year ended December 31, 2003.

      David Swank (a former member of the Audit Committee) joined the board of directors in March 2003 and became the chairman of the Audit Committee at that time. Effective September 1, 2003, Mr. Swank became the Company's chief financial officer and resigned as chairman of the Audit Committee. Mr. Brooks then became chairman of the Audit Committee. Effective September 9, 2003, Peter Norris (a former member of the Audit Committee) resigned as a director and accordingly ceased to be a member of the Audit Committee. Mr. Swank, Mr. Brooks and Mr. Harris each have expertise in accounting and auditing matters, and the board of directors determined that they and Joseph Harris, the current Audit Committee Chairman, satisfy the SEC's definition of "audit committee financial expert".

                                    Joseph Harris (Chairman)
                                    Sidney Braginsky
                                    Gary Brooks
                                    Geoffrey Jenkins



                          COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the board of directors provided the following report on executive compensation:

      The Compensation Committee was established by the board of directors in March 2002. The Compensation Committee is responsible for determining the nature and amount of compensation to be paid to the Company's executive officers, including establishing performance-based criteria and goals related to compensation, administering the Company's equity incentive and bonus plans, making grants of awards under such plans, and approving agreements with the chief executive officer and the other executive officers. The members of the Compensation Committee are "independent directors" (as defined under AMEX rules).

      Compensation Policy. The primary goal of the Compensation Committee when assessing compensation alternatives is to attract and retain highly qualified executive officers and key employees in an effort to enhance shareholder value. The Company intends to realize this goal by providing competitive compensation and permitting executive officers to take an ownership stake in the Company commensurate with their relative levels of seniority and responsibility. The Compensation Committee performs a general review each year of the Company's executive compensation.

      With respect to 2003, the Compensation Committee's general goal was to provide the executive officers with total compensation that, based on individual and Company performance over an appropriate period of time, was commensurate with the total compensation for executives with comparable positions at peer companies.

      The Compensation Committee also recognized that stock-based compensation is an important component of overall compensation for directors, officers, employees and others who provide services to the Company. We adopted a new stock-based incentive plan, the 2003 Omnibus Incentive Plan, to provide for stock-based compensation to be awarded to these persons. The 2003 Omnibus Plan provides for the issuance of up to 40,000,000 shares of common stock as incentive grants (including stock options). The stockholders approved the 2003 Omnibus Plan at our 2003 annual meeting of stockholders in November 2003.

      Certain compensation paid to executives in 2003 was the result of agreements the Company had made prior to and during 2003.

      Peter Klein served as president and chief executive officer of the Company until January 10, 2003. The terms of his employment were governed by an employment agreement entered into in July 2001, which provided for an annual salary of $250,000 and stock option grants in the Company's discretion. Under that agreement, we paid Mr. Klein $172,000 in 2003, including pay for vacation time that Mr. Klein accrued but did not use prior to his resignation.

      James A. Wylie, Jr. served as a consultant to the Company from December 2003 until he succeeded Mr. Klein as chief executive officer on January 10, 2003, pursuant to a management services agreement. Under the management services agreement, Mr. Wylie was to act as a consultant to the Company and an advisory board member, for a consulting fee of $125,000 for the period December 2, 2002 through February 28, 2003. The Company also agreed to pay Mr. Wylie a success fee for the consummation of certain financing, merger or similar transactions (excluding the December 27, 2002 bridge financing transaction). The management services agreement terminated upon the effective date of Mr. Wylie's employment agreement as president and chief executive officer, succeeding Peter Klein, with payment of Mr. Wylie's salary under the employment agreement commencing on March 1, 2003, so as not to overlap with the period for which Mr. Wylie was paid under the management services agreement.

      The Compensation Committee addressed other executive compensation matters during 2003 on an individual basis.

      In 2003, the Company sought to achieve a mix of the various forms of compensation noted above to properly compensate and motivate its executives on an individual basis commensurate with their relative levels of seniority and responsibility. A variety of factors were considered in arriving at the amount and mix of compensation paid or awarded to the Company's executive officers. Key factors in the assessment of the compensation of the Company's executive officers were the Company's overall performance, and their respective roles in the successful management and ultimate completion of the Company's $23,200,000 equity financing in November 2003.

      Base Salary. The Company's philosophy with respect to setting base salary is generally to compensate its executive officers with reasonable current income on a competitive basis. Accordingly, the Company increased the salaries of several executive officers during 2003, as follows:

                                ------------------------------
           Name and Title            Amount of Increase      Annual Base Salary after Increase
           --------------            ------------------      ---------------------------------
  James A. Wylie,                    $30,000 (as of 1/1/04)  $330,000
  Jr., President and CEO

  Kevin Stearn,                      BPS 13,000              BPS 91,000 (approximately $164,000,
  Managing Director,                 (approximately          assuming a conversion rate of $1.80
  Diomed Ltd.                        $24,000, assuming a     per BPS)
                                     conversion rate of
                                     $1.80 per BPS) (as of
                                     September 1, 2003)

  Lisa Bruneau,                      $12,000 (as of          $122,000
  VP-Finance, Secretary and          September 1, 2003)
  Treasurer

  John Welch,                        $23,000 (as of          $163,000
  VP of Marketing                    October 1, 2003)

      Bonuses. The Company awarded cash bonuses to certain officers in 2003 as recognition of their performance in 2003 and their contributions to the Company's overall performance. In addition, the CEO, CFO and VP-Finance received bonuses for their contributions in connection with the equity financing we completed in November 2003. A Portion of these bonuses was paid in 2003 (after completion of the equity financing), with the balance paid in the first quarter of 2004. The Company also awarded cash bonuses in 2003 to its sales executives, based on sales performance goals they achieved. These cash bonuses are as follows:


          Name and Title                          Total Amount of Bonus
          --------------                          ---------------------
James A. Wylie,                             $225,000 ($175,000 paid in 2003 plus
Jr., President and CEO                      $50,000 paid in 2004)

David B. Swank,                             $70,000 (paid in 2004)
CFO

Kevin Stearn,                               $33,000 (paid in 2004)
Managing Director,
Diomed Ltd.

Lisa Bruneau,                               $40,000 (paid in 2004)
VP-Finance, Secretary and Treasurer

Leo Griffin,                                $30,000 (paid in 2004)
VP, North American Sales

John Welch,                                 $25,000 (paid in 2004)
VP of Marketing


      Equity-Based Incentive Compensation. The Company's equity-based incentive compensation is in the form of stock option grants. The Committee believes that reliance upon such incentives is advantageous to the Company because it fosters a long-term commitment by the recipients to the Company, and does not require a cash outlay by the Company. During the fiscal year ended December 31, 2003, the Company granted stock options to the following directors and named executive officers; options were granted under the 2003 Omnibus Incentive Plan except where noted below:

  Name and Title                        Number of Options           Date Granted     Exercise Price per Share
  --------------                        -----------------           ------------     ------------------------
  James A. Wylie, Jr.,            800,000 (400,000 granted             1/10/03                 $0.26
  President and CEO; Director     under 2001 Plan and 400,000
                                  not granted under a Plan)
  David B. Swank,                            200,000                   6/4/03                  $0.46
  CFO; Director

  Geoffrey Jenkins,                          300,000                   6/4/03                  $0.46
  Director (Chairman)

  Samuel Belzberg,                           200,000                   6/4/03                  $0.46
  Director

  Gary Brooks,                               100,000                   6/4/03                  $0.46
  Director

  A. Kim Campbell,                           100,000                   6/4/03                  $0.46
  Director

  Peter Klein,                               100,000                   6/4/03                  $0.46
  Director

  Peter Norris,                              100,000                   6/4/03                  $0.46
  Director

  Kevin Stearn,                               10,000                   5/1/03                  $0.19
  Managing Director, Diomed Ltd.             130,000                   6/2/03                  $0.30
                                              10,000                   10/8/03                 $0.35

  Lisa Bruneau,                               10,000                   5/1/03                  $0.19
  VP-Finance, Secretary and                   90,000                   6/2/03                  $0.30
  Treasurer                                   10,000                   10/8/03                 $0.35

  Leo Griffin,                               200,000                   5/22/03                 $0.25
  VP, North American Sales

  John Welch,                                 10,000                   5/1/03                  $0.19
  VP of Marketing                             90,000                   6/2/03                  $0.30
                                              10,000                   10/8/03                 $0.35

      Compensation of CEO. The compensation for 2003 paid to Peter Klein, the Company's CEO until January 10, 2003, was determined under the terms of the employment agreement entered into in July 2001. The compensation for 2003 paid to James A. Wylie, Jr., the Company's CEO from January 10, 2003 to December 31, 2003, was determined under the terms of the employment agreement entered into in January 2003 and the management services agreement entered into in December 2002. Effective December 28, 2003, we entered into a new employment agreement with Mr. Wylie which, among other things, extended for one year (until December 31, 2005) the term of his employment with the Company.

      Benefits. The Company seeks to provide benefits to its executives and other employees that are commensurate with those provided by other companies comparable to us, in a cost-effective manner. In particular, the Compensation Committee determined that is imperative to provide adequate director and liability insurance in order to attract and retain qualified persons to serve as our directors and officers.

                                         Geoffrey Jenkins (Chairman)
                                         A. Kim Campbell
                                         Edwin Snape, Ph. D.


                   CODE OF ETHICS AND CODE OF BUSINESS CONDUCT

      In April 2004, our board of directors adopted a formal policy regarding ethical requirements imposed upon the Company's chief executive officer and those officers engaged in financial management. A copy of the Code of Ethics is included as Appendix B to this proxy statement. Also in April 2004, our board of directors adopted a formal policy regarding the business standards to which all of the Company's directors, employees and consultants will be held. A copy of the Code of Business Conduct is included as Appendix C to this proxy statement.

      We have filed with the Securities and Exchange Commission copies of the Code of Ethics and the Code of Business Conduct, and we have posted them to our website, www.diomedinc.com. We will provide copies of the Code of Ethics and/or Code of Business Conduct free of charge upon written request directed to:
Diomed Holdings, Inc., One Dundee Park, Andover, MA 01810, Attention: Corporate Secretary, or by oral request to the Corporate Secretary at telephone number 978-475-7771.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth certain information concerning the compensation that we paid for services rendered in all capacities for the fiscal years ended December 31, 2002 and 2003 and by those individuals serving as our chief executive officer during 2002 and our other executive officers serving on December 31, 2003 whose salary and bonuses for 2003 exceeded $100,000. We refer to these officers as the "Named Executive Officers." This information is unaudited.


                          ANNUAL COMPENSATION                              LONG-TERM COMPENSATION
                          -------------------------------------------------------------------------------------
                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                                SECURITIES
                           FISCAL YEAR            ANNUAL                        UNDERLYING         ALL OTHER
NAME AND PRINCIPAL             END             COMPENSATION                    OPTIONS (1)       COMPENSATION
POSITION                  GRAPHIC OMITTED         SALARY           BONUS          (#)                 (2)
------------------        ---------------      ------------      --------      -----------       ------------
James A. Wylie, Jr.          12/31/03           $250,000 (3)    $175,000 (3)      800,000 (3)        $75,000 (4)
President and Chief          12/31/02                $0               $0                0            $50,000 (4)
Executive Officer
(effective 1/13/03)

Peter Klein                  12/31/03           $172,000 (5)           $0         100,000               $0
President and Chief          12/31/02           $250,000               $0               0               $0
Executive Officer,
2/14/02 (after the
Merger) to 1/12/03

Gerald A. Mulhall            12/31/02                 $0               $0               0               $0
President and Chief
Executive Officer,
1/1/02 to 2/14/02 (prior
to the Merger) (6)

Lisa M. Bruneau (7)          12/31/03           $114,000               $0         110,000               $0
Vice President -             12/31/02           $105,000               $0          25,000               $0
Finance; Treasurer,
Secretary

Kevin Stearn (8)             12/31/03           $134,000               $0         150,000               $0
General Manager,             12/31/02           $109,000               $0               0               $0
Diomed Ltd.

John J. Welch (9)            12/31/03           $146,000               $0         110,000               $0
Vice President, Marketing    12/31/02            $35,000               $0          80,000               $0

Leo T. Griffin, Jr. (10)     12/31/03           $109,000               $0         200,000               $0
Vice President, North
American Sales

David B. Swank (11)          12/31/03                 $0               $0         200,000          $96,100
Chief Financial Officer


(1) During fiscal 2003 and 2002, neither Diomed Holdings, Inc. nor Diomed, Inc. granted any restricted stock awards or stock appreciation rights or made any long-term incentive plan payouts to any Named Executive Officer. `

(2) Includes all other annual compensation and all other long-term compensation. Perquisites are not included if the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus.

(3) Pursuant to terms of Mr. Wylie's employment agreement, which included an annual salary of $300,000, a bonus award upon completion of an equity financing and the grant of 800,000 stock options. We paid Mr. Wylie a bonus of $175,000 in 2003 in recognition of his services performed in connection with the equity financing we completed in 2003. We agreed to pay Mr. Wylie a bonus of $50,000 in 2004 in recognition of his other services performed in 2003.

(4) Pursuant to terms of Mr. Wylie's consulting agreement, which provided that Mr. Wylie would act as a consultant for the period December 2, 2002 through February 28, 2003 for a consulting fee of $125,000. We apportioned the fee as $50,000 in 2002 and $75,000 in 2003. When we appointed Mr. Wylie as president and chief executive officer upon the resignation of Peter Klein effective January 13, 2003, we applied the remaining $75,000 of his consulting fee to the payment of his salary for 2003.

(5) Pursuant to the terms of Mr. Klein's employment agreement, we paid Mr. Klein's salary through June 30, 2003 and we also paid him for accrued but unused vacation. We granted options to purchase 100,000 shares of common stock to Mr. Klein in 2003.

(6) Mr. Mulhall was president and chief executive officer of the Company's predecessor, Natexco Corp. Mr. Mulhall's service terminated as of the February 14, 2002 merger.

(7) Ms. Bruneau commenced her employment in November 2001, as controller. Ms. Bruneau was appointed vice president - finance, secretary and treasurer of the Company, with an effective annual salary of $110,000. We increased her annual salary to $122,000 effective September 1, 2003. We granted options to purchase 110,000 shares of common stock to Ms. Bruneau in 2003. We agreed to pay Ms. Bruneau an aggregate bonus of $40,000 in 2004, including $20,000 in recognition of her services performed in connection with the equity financing completed in 2003 and $20,000 in recognition of her other services performed in 2003. Ms. Bruneau resigned from the Company effective April 30, 2004.

(8) Mr. Stearn began employment in February 2000. All figures expressed as converted into US dollars from British Pounds Sterling. Mr. Stearn's annual salary was increased from BPS 78,000 to BPS 91,000 effective September 1, 2003. We granted options to purchase 150,000 shares of common stock to Mr. Stearn in 2003. We agreed to pay Mr. Stearn a bonus of $33,000 in 2004 in recognition of his services performed in 2003.

(9) Mr. Welch became our vice president of marketing in October 2002, at an effective annual salary of $140,000. We increased Mr. Welch's annual salary to $163,000 effective October 1, 2003. We granted options to purchase 110,000 shares of common stock to Mr. Welch in 2003. We agreed to pay Mr. Welch a bonus of $25,000 in 2004 in recognition of his services performed in 2003.

(10) Mr. Griffin became our vice president of North American sales in May 2003, at an effective annual salary of $175,000. We granted options to purchase 200,000 shares of common stock to Mr. Griffin in 2003. We agreed to pay Mr. Griffin a bonus of $30,000 in 2004 in recognition of his services performed in 2003.

(11) Mr. Swank became a director in March 2003 and served on our audit committee from that time until September 1, 2003, when we appointed Mr. Swank as chief financial officer on a consulting basis. We paid Mr. Swank consulting fees of $96,100 during 2003. We also agreed to pay Mr. Swank an aggregate bonus of $70,000 in 2004, including $50,000 in recognition of his services performed in connection with the equity financing completed in 2003 and $20,000 in recognition of his other services performed in 2003.

EQUITY COMPENSATION PLAN INFORMATION

      As of December 31, 2003, 36,962,083 shares were available for issuance under our 2003 Omnibus Plan, 233,050 shares were available for issuance under our 2001 Plan and 614,671 shares were available for issuance under our 1998 Plan. However, we only intend to issue stock options and other incentive awards under the 2003 Omnibus Plan and not the 2001 or 1998 Plans. The following table lists information as of December 31, 2003 as to the outstanding warrants, stock options and other rights which were outstanding and exercisable as of December 31, 2003:

------------------------------- ----------------------------- ----------------------------- -----------------------------
                                                                                            Number of securities
                                Number of securities to be    Weighted average exercise     remaining available for
                                issued upon exercise of       price of outstanding          future issuance under
                                outstanding options,          options, warrants and rights  equity compensation plans
Plan Category                   warrants and rights                                         (excluding securities
                                (expressed in common stock)                                 reflected in column (a))
                                (a)                           (b)                           (c)
------------------------------- ----------------------------- ----------------------------- -----------------------------
Equity compensation plans       4,690,196                     $.055                         37,809,804
approved by stockholders
------------------------------- ----------------------------- ----------------------------- -----------------------------
Equity compensation plans not           0                         0                                  0
approved by stockholders
------------------------------- ----------------------------- ----------------------------- -----------------------------
Total                           4,690,106                                                    37,809,804
------------------------------- ----------------------------- ----------------------------- -----------------------------


EMPLOYMENT AGREEMENTS

      Effective July 1, 2001, Diomed, Inc. entered into an employment agreement with Mr. Klein, under which his employment continued until terminated in accordance with certain provisions. Upon the closing of the February 14, 2002 merger, we assumed Mr. Klein's employment agreement, and as a result during 2002 Mr. Klein served as our president and chief executive officer at an annual base salary of $250,000. The agreement provided for bonuses as determined by our board of directors, and employee benefits, including vacation, sick pay and insurance, in accordance with our policies. Pursuant the terms of this agreement, after Mr. Klein's resignation effective January 10, 2003, we paid his salary as then in effect and continued his medical benefits until June 30, 2003.

      Effective January 10, 2003, we entered into an employment agreement with James A. Wylie, Jr. as president and chief executive officer. Mr. Wylie became a director as of that date. Mr. Wylie's employment agreement is for a term of two years and provides for an annual base salary of $300,000 (payable commencing March 1, 2003), an award of options to purchase up to 800,000 shares of common stock and certain bonus compensation, including a discretionary bonus as determined by the board of directors and a bonus for the consummation of certain financings (including the equity financing), mergers or similar transactions. If we terminate Mr. Wylie's employment other than for cause, we will be obligated to pay his salary and provide benefits to him for the remainder of his two-year employment term. From December 2, 2002 until the effective date of his employment agreement, Mr. Wylie acted as a consultant to us and an advisory board member, pursuant to a management services agreement. Under the management services agreement, we paid Mr. Wylie a consulting fee of $125,000 for the period December 2, 2002 through February 28, 2003, and agreed to pay a success fee for the consummation of certain financing, merger or similar transactions (excluding the December 27, 2002 bridge financing transaction). The management services agreement was terminated upon the effective date of Mr. Wylie's employment agreement and was superceded by his employment agreement.

      Effective December 28, 2003, we entered into a second employment agreement with James A. Wylie, Jr. This agreement supercedes our January 10, 2003 employment agreement with Mr. Wylie, and extends his employment by one year from December 31, 2004 until December 31, 2005. Mr. Wylie's new agreement provides for an annual base salary of $330,000 (commencing January 1, 2004), an award of options to purchase up to 2,700,000 shares of common stock and certain bonus compensation. If we terminate Mr. Wylie's employment other than for cause, we will be obligated to pay his salary and provide benefits to him for the remainder of his two-year employment term.

      Effective September 1, 2003, we entered into a consulting agreement with David B. Swank, as chief financial officer. Mr. Swank's agreement provides for a monthly fee of $12,500, and entitles him to receive options to purchase shares of common stock and bonus compensation. Mr. Swank's agreement is for six-month automatically renewable periods. Effective March 1, 2004, Mr. Swank's agreement was extended for a second six-month period until September 1, 2004 with a monthly fee of $16,700.

      Other executive officers have agreements which generally provide that upon termination of their respective employment without cause, we will pay portions of their annual base salary and continue their medical benefits for a period of between three and nine months. These agreements also provide that these executives are eligible to receive annual bonuses based on performance.

      Our employment agreements with our executives also prohibit the executive from directly or indirectly competing with us for a period of one-year following termination of his employment.

      There have been no adjustments or amendments to the exercise price of stock options for our executive officers or directors.

      STOCK OPTION PLANS

2003 OMNIBUS PLAN

      In November 2003, our stockholders approved a new incentive plan, the 2003 Omnibus Plan. The 2003 Omnibus Plan provides for grants or awards of stock options, restricted stock awards, restricted stock units, performance grants, stock awards, and stock appreciation rights. Only present and future employees and outside directors and consultants are eligible to receive incentive awards under the 2003 Omnibus Plan. We obtained stockholder approval of the 2003 Omnibus Plan at our annual meeting on November 25, 2003, after which we reserved 40,000,000 shares of common stock for issuance pursuant to this plan. As of December 31, 2003, options for 3,037,917 shares of common stock were outstanding under the 2003 Omnibus Plan, and options for 36,962,083 shares of common stock were available for future grants. In the first quarter of 2004, we awarded employees, directors, two consultants and a service provider an aggregate of 19,688,970 stock options under the 2003 Omnibus Plan. As of March 31, 2004 options for 22,635,638 shares of common stock were outstanding under the 2003 Omnibus Plan, and options for 17,364,362 shares of common stock were available for future grants.

      The compensation committee of the board of directors, or a subcommittee of the compensation committee, administers the 2003 Omnibus Plan. Each member of the compensation committee or its subcommittee, which must have at least two members, must meet the standards of independence necessary to be classified as an "outside director" for purposes of Section 162(m) of the Code and a non-employee director for the purposes of Rule 16b-3 under the Securities Exchange Act. Subject to the terms of the 2003 Omnibus Plan, the compensation committee will have complete authority and discretion to determine the terms of incentive awards.

      The 2003 Omnibus Plan authorizes the grant of incentive stock options and nonqualified stock options. Incentive stock options are stock options that satisfy the requirements of Section 422 of the Code. Nonqualified stock options are stock options that do not satisfy the requirements of Section 422 of the Code. Options granted under the 2003 Omnibus Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The compensation committee determines the period of time during which an option may be exercised, as well as any vesting schedule, except that no option may be exercised more than 10 years after the date of grant. The exercise price for shares of common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless we agree otherwise at the time of the grant.

      The 2003 Omnibus Plan also authorizes the grant of restricted stock awards on terms and conditions established by the compensation committee, which may include performance conditions. The terms and conditions will include the designation of a restriction period during which the shares are not transferable and are subject to forfeiture. In general, the minimum restriction period applicable to any award of restricted stock that is not subject to the achievement of one or more performance standards is three years from the date of grant. The minimum restriction period for any award of restricted stock that is subject to one or more performance standards is one year from the date of grant, except that restriction periods of shorter duration may be approved for awards of restricted stock or restricted stock units combined with respect to up to 4,500,000 shares reserved for issuance under the 2003 Omnibus Plan.

      Restricted stock units may be granted on the terms and conditions established by the compensation committee, including conditioning the lapse of restrictions on the achievement of one or more performance goals. In the case of restricted stock units, no shares are issued at the time of grant. Rather, upon lapse of restrictions, a restricted stock unit entitles a participant to receive shares of common stock or a cash amount equal to the fair market value of a share of common stock on the date the restrictions lapse. The requirements with respect to restriction periods for restricted stock units are the same as those for restricted stock awards.

      The compensation committee may make performance grants to any participants that are intended to comply with Section 162(m) of the Code. Each performance grant will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions. Performance criteria may include price per share of stock, return on assets, expense ratio, book value, investment return, return on invested capital
(ROIC), free cash flow, value added (ROIC less cost of capital multiplied by capital), total Stockholder return, economic value added (net operating profit after tax less cost of capital), operating ratio, cost reduction (or limits on cost increases), debt to capitalization, debt to equity, earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share (including or excluding nonrecurring items), earnings per share before extraordinary items, income from operations (including or excluding nonrecurring items), income from operations compared to capital spending, net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes), net sales, return on capital employed, return on equity, return on investment, return on sales, and sales volume.

      The compensation committee will make all determinations regarding the achievement of performance goals. Actual payments to a participant under a performance grant will be calculated by applying the achievement of performance criteria to the performance goal. Performance grants will be payable in cash, shares of common stock or a combination of cash and shares of common stock. The compensation committee may reduce or eliminate, but not increase the payments except as provided in the performance grant.

      The 2003 Omnibus Plan authorizes the making of stock awards. The compensation committee will establish the number of shares of common stock to be awarded and the terms applicable to each award, including performance restrictions. No more than 4,500,000 shares of common stock, reduced by restricted stock and restricted stock unit awards, may be granted under the 2003 Omnibus Plan without performance restrictions.

      The compensation committee may grant Stock Appreciation Rights (SARs) under the 2003 Omnibus Plan. Subject to the terms of the award, SARs entitle the participant to receive a distribution in an amount not to exceed the number of shares of common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR. Such distributions are payable in cash or shares of common stock, or a combination thereof, as determined by the compensation committee.

      The compensation committee may make provisions in incentive awards with respect to a change in control, including acceleration of vesting or removal of restrictions or performance conditions.

      The board may suspend or terminate the 2003 Omnibus Plan without Stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2003 Omnibus Plan will terminate on April 10, 2013.

      The board may also amend the 2003 Omnibus Plan at any time. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards (except in certain instances to reflect adjustments to capital) or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by the stockholders. A termination or amendment of the 2003 Omnibus Plan will not, without the consent of the participant, adversely affect a participant's rights under an incentive award previously granted to him or her.

      Except as otherwise permitted by the compensation committee and provided in the incentive award, incentive awards may not be transferred or exercised by another person except by will or by the laws of descent and distribution. The compensation committee may permit participants to elect to defer the issuance of common stock or the settlement of awards in cash under the 2003 Omnibus Plan.

      Incentive awards representing up to 40,000,000 shares of common stock are authorized for issuance under the 2003 Omnibus Plan. We do not intend to issue any additional stock options under our 1998 or 2001 Stock Option Plans.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth certain information regarding stock options that we granted in 2003 to all Named Executive Officers:

                                                     PERCENT OF
                                                       TOTAL
                           NUMBER OF SHARES        OPTIONS GRANTED
NAME AND                      UNDERLYING            TO EMPLOYEES          EXERCISE PRICE           EXPIRATION
PRINCIPAL POSITION         OPTIONS GRANTED       IN FISCAL YEAR (1)          PER SHARE                DATE
------------------         ---------------       ------------------       --------------         --------------
James A. Wylie, Jr.(2)           800,000                  35.0%                  $ 0.26         January 10, 2013
President and
Chief Executive Officer

David B. Swank (3)               200,000                   9.0%                    0.46         June 4, 2013
Chief Financial Officer

Lisa M. Bruneau (4)               10,000                   0.5%                    0.19         May 1, 2013
VP Finance, Treasurer             90,000                   4.0%                    0.30         June 2, 2013
and Secretary                     10,000                   0.5%                    0.35         October 8, 2013

John J. Welch (5)                 10,000                   0.5%                    0.19         May 1, 2013
VP Marketing                      90,000                   4.0%                    0.30         June 2, 2013
                                  10,000                   0.5%                    0.35         October 8, 2013
Leo T. Griffin, Jr. (6)          200,000                   9.0%                    0.25         May 22, 2013
VP North American Sales
Kevin Stearn (7)                  10,000                   0.5%                    0.19         May 1, 2013
VP Operations  (General           90,000                   4.0%                    0.30         June 2, 2013
Manager Diomed Limited)           10,000                   0.5%                    0.35         October 8, 2013
                            ------------                -------                 --------
Totals                         1,560,000                  68.0%                  $ 0.29

      (1) Based on a total of 2,291,500 options granted to employees during 2003.

      (2) Mr. Wylie was awarded 2,700,000 options on February 11, 2004 at an exercise price of $0.18 per share, in connection with the extension of his employment contract through December 31, 2005, and 4,000,000 options on February 24, 2004 at an exercise price of $0.20 per share.

      (3) Mr. Swank was awarded 1,500,000 options on February 24, 2004 at an exercise price of $0.20 per share.

      (4) Ms. Bruneau was awarded 550,000 options on February 24, 2004 at an exercise price of $0.20 per share. Ms. Bruneau resigned from the Company effective April 30, 2004.

      (5) Mr. Welch was awarded 700,000 options on February 24, 2004 at an exercise price of $0.20 per share.

      (6) Mr. Griffin was awarded 700,000 options on February 24, 2004 at an exercise price of $0.20 per share.

      (7) Mr. Stearn was awarded 850,000 options on February 24, 2004 at an exercise price of $0.20 per share.

OPTIONS HELD AT END OF PRIOR FISCAL YEAR

      The following table sets forth certain information regarding stock options that the Named Executive Officers held as of December 31, 2003:

                                              NUMBER OF UNEXERCISED
                                                    OPTIONS AT                 VALUE OF "IN THE MONEY"
                                                 DECEMBER 31, 2003                    OPTIONS AT
                                                    EXERCISABLE/                   DECEMBER 31, 2003
NAME AND                                           UNEXERCISABLE              EXERCISABLE/UNEXERCISABLE
PRINCIPAL POSITION                                                                       (1)
-------------------------------------------------------------------------------------------------------------
James A. Wylie Jr.,                             500,000 / 300,000                   $130,000 / $78,000
President and Chief Executive Officer

David B. Swank                                   66,667 / 133,333                        $0 / $0
Chief Financial Officer

Lisa M. Bruneau                                  39,479 / 120,521                       $0 / $5,400
VP Finance, Treasurer, Secretary (2)

John J. Welch                                    38,333 / 151,667                       $0 / $5,400
VP Marketing

Leo T. Griffin, Jr.                                   0 / 200,000                       $0 / $50,000
VP North American Sales

Kevin Stearn                                     97,378 / 212,622                       $0 / $5,400
VP Operations (General Manager Diomed Limited)

      (1) Based on the closing price of $0.29 on the American Stock Exchange on December 31, 2003 and the respective exercise prices of the options held.

      (2) Ms. Bruneau resigned from the Company effective April 30, 2004.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During the past two years, we and our predecessor entities have entered into transactions with various related parties. Generally, the transactions were completed to finance our operations and to implement our business plans. We believe that each of these transactions were on terms as favorable to it as the terms we could have obtained from independent third parties. This section discusses transactions entered into between January 1, 2002 and December 31, 2003 between us and the following persons:

      - Samuel Belzberg, a director and his affiliates, Gibralt Capital Corp. and Gibralt US, Inc., a beneficial holder of more than 5% of our common stock; and

      - Verus International Group Limited and its affiliates, a beneficial holder of more than 5% of the our common stock (prior to the transactions on May 7, 2003, described below).

INTERIM FINANCING TRANSACTIONS FROM DECEMBER 2002 TO DECEMBER 31, 2003

      At the beginning of 2003, the board elected a new president and chief executive officer and three new members of the board. In January 2003, Geoffrey Jenkins, one of our directors since 2001, became the chairman of the board. Also in January 2003, James A. Wylie, Jr. became our president and chief executive officer and a director. Mr. Wylie had been engaged on a consulting basis at the end of 2002 to review our business operations and viability. In March 2003, Gary Brooks, a nationally recognized turnaround consultant and crisis manager, and David Swank, an experienced financial executive with significant accounting and financial control experience, became independent directors.

      In connection with the changes in the Board's composition and our leadership, we entered into three financing transactions, each of which was with a related party. Highlights of these three transactions are as follows:

      - December 2002 Interim Financing. At the end of December 2002, we borrowed $2,000,000 from Gibralt US in the form of one-year Class A Secured Convertible Notes and Class B Unsecured Convertible Notes. In connection with this loan, we also issued warrants to purchase 8,333,333 shares of common stock at an exercise price of $0.26 per share. These funds were used to provide working capital while new management and new independent directors completed their assessments of our prospects and operations.

      - May 2003 Interim Financing. In April 2003, we secured loan commitments for up to $1,200,000 as interim financing from Gibralt US and two directors. Gibralt US committed to lend up to $1,100,000, and Mr. Wylie and Peter Norris committed to lend the remaining $100,000 in exchange for one-year Class D Secured Notes. This transaction closed on May 7, 2003. These funds were used to provide working capital for us while we pursued our plan to raise long-term equity financing. We issued preferred shares convertible into a total of 3,021,552 shares of common stock to these lenders in connection with their loan commitments.

      - May 2003 Exchange Transaction. Simultaneously with obtaining the $1,200,000 of loan commitments, we modified several terms and conditions of the Class A and Class B Notes that we believed might impede the completion of a permanent equity financing with institutions and accredited investors. First, we issued Class C Stock, which was convertible into 27,117,240 shares of common stock, in exchange for the redelivery to us of 8,333,333 warrants and modification of the Class A and Class B Notes to make them non-convertible. Second, we issued Class D Stock, which was convertible into 3,021,552 shares of common stock, as a discount for the $1,200,000 in committed secured bridge loans. The 30,138,792 shares of common stock underlying the Class C Stock and Class D Stock represented in the aggregate approximately 50.36% of our common stock and common stock equivalents outstanding after the transactions.

      - May 2003 Modification Transaction. On May 28, 2003, we and the holders of the Class A and Class B Convertible Notes made further modifications to the notes to accommodate the plan for permanent equity financing. We did not issue any additional shares or pay any amounts to obtain these changes.

      - August 2003 Exchange of Preferred Shares. As part of our settlement of the Augenbaum lawsuit, we exchanged the convertible preferred stock we issued on May 7, 2003 for an equal number of shares of new classes of preferred stock. The new classes of preferred stock were not by their terms convertible into common stock, but under a written agreement with the stockholders, these shares were to be exchanged for an equal number of shares of common stock into which the number the former classes of common stock were convertible. This exchange was made to address a claim in the Augenbaum complaint that the preferred stock we issued in May 2003 could not be convertible by its terms. The plaintiff in Augenbaum agreed that we could issue the same number of shares of common stock into which the May 2003 preferred stock would have been convertible, but that the mechanism should be through an exchange of preferred stock for common stock, not a conversion of the preferred stock into common stock. Accordingly, the August 2003 exchange agreements with the holders of the preferred stock provide that after our stockholders approve the issuance of the underlying shares of common stock, then either we or the holders of the preferred stock may request the exchange of the preferred stock for that number of shares of common stock into which the May 2003 preferred stock was convertible.

      - Repayment of $2,000,000 Debt Incurred in December 2002 Interim Financing. On September 3, 2003, we repaid all of the $2,000,000 in principal and accrued interest on the notes we issued in connection with the December 2002 interim financing, using a portion of the $6,500,000 gross proceeds of the sale of Secured Bridge Notes in the equity financing.

      - Conversion of $1,200,000 Debt Incurred in May 2003 Interim Financing. On November 25, 2003, the $1,200,00 in notes that we issued in our May 2003 interim financing, including accrued interest, converted into common stock at $0.10 per share. Accordingly, we issued 12,482,335 shares of common stock to these noteholders.

      - Conversion of Secured Bridge Notes. On November 25, 2003, the $6,995,000 in Secured Bridge Notes we issued at the first closing of the equity financing in September 3, 2003, including accrued interest, converted into common stock at $0.08 per share. Accordingly, we issued 89,069,676 shares of common stock to these noteholders.

      - Exchange of Class E and Class F Stock. On November 25, 2003, in connection with the final closing of our equity financing and pursuant to our agreement with the holders of our Class E and Class F Stock, we exchanged all outstanding shares to Class E Stock for a total of 27,117,240 shares of common stock and we exchanged all outstanding shares of Class F Stock for a total of 3,021,552 shares of common stock.

      We summarize in the tables below the material terms of the Class A and Class B Convertible Notes and warrants that we issued in the December 2002 Interim Financing, the Class C Notes that we issued in the May 2003 Exchange Transaction, the Class D Notes that we issued in the May 2003 Interim Financing Transaction and the Class E Notes that we issued in exchange for the Class C Notes and the amendments that we made to the Class D Notes in the May 2003 Modification Transaction. Following these tables, we describe the material terms of these securities in greater detail.

TABLE SUMMARIZING THE DECEMBER 2002 INTERIM FINANCING AND SUBSEQUENT
MODIFICATIONS

      The following table summarizes the original terms of the $2,000,000 interim financing that we completed in December 2002, the terms of that $2,000,000 interim financing after giving effect to the exchange transaction that we completed on May 7, 2003 and the subsequent modification on May 28, 2003:

        ORIGINAL TERMS OF                         TERMS OF DECEMBER 2002                  TERMS OF DECEMBER 2002
          DECEMBER 2002                            INTERIM FINANCING AS                    INTERIM FINANCING AS
        INTERIM FINANCING                         MODIFIED MAY 7, 2003                     MODIFIED MAY 28, 2003

Indebtedness:                                Indebtedness:                              Indebtedness:
-------------                                -------------                              -------------
-     $2,000,000 principal amount            -     $2,000,000 principal amount          -     $2,000,000 aggregate
-     interest rate  8% per annum            -     interest rate 8% per annum                  principal amount
-     principal and accrued interest         -     principal and accrued                -     interest rate 12.5% per annum
      payable at maturity                          interest payable at maturity               starting 5/28/03
-     maturity date 1/1/04                   -     maturity date 1/1/04                 -     interest accrued through
                                                                                              5/27/03 added to principal and
                                                                                              becomes payable quarterly commencing
                                                                                              3/31/04 to the extent of 50% excess
                                                                                              quarterly cash flow
                                                                                        -     interest accrued from 5/28/03
                                                                                              payable quarterly commencing
                                                                                              9/30/03
-                                                                                             maturity date 1/1/06

Conversion of Indebtedness:                  Conversion of Indebtedness:                Conversion of Indebtedness:
---------------------------                  ---------------------------                ---------------------------
-     convertible into common stock          -     no conversion rights                 -     no conversion rights
      at noteholder's option
-     number of shares of common
      stock into which convertible
      equals principal and interest
      divided by conversion price
-     conversion price determined at
      time of conversion
-     conversion price is 80% of the
      then-prevailing price of common
      stock (determined on basis of
      market price, price in financing
      transaction or liquidation, as
      applicable)

Other Rights of Noteholders:                 Other Rights of Noteholders:               Other Rights of Noteholders:
----------------------------                 ----------------------------               ----------------------------
-     right to approve future                -     no right to approve future           -     no right to approve future
      financings prior to 1/1/2004                 financings                                 financings
-     right to participate in future         -     no right to participate in           -     no right to participate in
      financings at a 20% discount to the          future financings                          future financings
      price paid by investors in the         -     right to rescind 5/7/03 exchange     -     right to rescind 5/28/03 exchange
      future financing                             transaction if (1) no stockholder             transaction if (1) no stockholder
                                                   approval of issuance of
                                                   common approval of issuance
                                                   of common stock upon
                                                   conversion of preferred stock
                                                   upon conversion of preferred
                                                   shares issued in
                                                   consideration of shares
                                                   issued in consideration of
                                                   exchange transaction, or (2)
                                                   exchange transaction, or (2)
                                                   financing is not entered into
                                                   prior financing is not
                                                   entered into prior to 6/30/03
                                                   to 7/31/03

Security:                                    Security:                                  Security:
---------                                    ---------                                  ---------
-     $1,000,000 principal amount of         -     entire $2,000,000 principal          -     entire $2,000,000 principal
      notes secured, $1,000,000 principal          amount plus accrued interest               amount plus accrued interest on
      amount unsecured                             secured                                    notes secured
-     security interest granted in           -     security interest is lien on         -     security interest is lien on
      all of our personal property, subject        all of our personal property,              all of our personal property,
      to priority of prior security                subject to priority of prior               excluding intellectual property
      interest in accounts receivable              security interest in accounts              acquired after 12/31/02 and
-     pledge of stock of subsidiary                receivable                                 inventory and fixed assets in
      owning the photodynamic therapy        -     pledge of stock of subsidiary              excess of the stipulated 12/31/02
      business                                     owning the photodynamic therapy            value
                                                   business                             -     security interest in accounts
                                                                                              receivable subject to subrogation
                                                                                              to future creditors if we enter
                                                                                              into receivables financing
                                                                                              transaction
                                                                                        -     pledge of stock of subsidiary
                                                                                              owning the  photodynamic therapy
                                                                                              business

Warrants:                                    Warrants:                                  Warrants:
---------                                    ---------                                  ---------
-     warrants to purchase  8,333,333        -     December 2002 warrants               -     December 2002 warrants
      shares of common stock at exercise           surrendered, subject to the                surrendered, subject to the
      price of $0.26 per share                     December 2002 warrants being               December 2002 warrants being
-     number of warrant shares                     reissued upon the note-holders'            reissued upon the noteholders'
      subject to increase if shares of             exercise of their rescission rights        exercise of their rescission rights
      common stock or common stock
      equivalents are issued at a price
      less than the warrant exercise price
-     warrant exercise price subject to
      downward adjustment if common stock
      or common stock equivalents issued
      in a financing at less than the
      warrant exercise price

TABLE SUMMARIZING THE MAY 2003 INTERIM FINANCING AND SUBSEQUENT MODIFICATIONS

      The following table summarizes the original terms of the $1,200,000 interim financing that we completed on May 7, 2003 and the subsequent modification to certain of the terms and conditions of that financing on May 28, 2003:

        ORIGINAL TERMS OF                           TERMS OF MAY 7, 2003
           MAY 7, 2003                         INTERIM FINANCING TRANSACTION
  INTERIM FINANCING TRANSACTION                   AS MODIFIED MAY 28, 2003

Indebtedness:                                Indebtedness:
-------------                                -------------
-    up to $1,200,000 aggregate              -    up to $1,200,000 aggregate
     principal amount                             principal amount
-    interest rate 8% per annum              -    interest rate 8% per annum
-    principal and accrued interest          -    principal and accrued interest
     payable 5/6/2004                             payable 5/6/2004


Conversion of Indebtedness:                  Conversion of Indebtedness:
---------------------------                  ---------------------------
-    no conversion rights                    -    no conversion rights

Other Rights of Noteholders:                 Other Rights of Noteholders:
----------------------------                 ----------------------------
-    no right to approve future              -    no right to approve future
     financings                                   financings
-    right to participate at the             -    mandatory participation in future
     noteholder's option in future                financings at the same price paid
     financings at the same price paid            by investors in the future
     by investors in the future                   financing and otherwise on the same
     financing and otherwise on the same          terms as applicable to those
     terms as applicable to those                 investors
     investors                               -    no right to redeem indebtedness for
-    right to redeem indebtedness for             cash upon completion of future
     cash upon completion of future               financing
     financing                               -    right to accelerate due date of
-    right to accelerate due date of              indebtedness if financing not
     indebtedness if financing not                completed prior to 7/31/2003
     completed prior to 7/1/2003

Security:                                    Security:
---------                                    ---------
-    $1,200,000 principal amount and         -    $1,200,000 principal amount and
     accrued interest on notes secured            accrued interest on notes secured
-    security interest granted in all of     -    security interest granted in all of
     our personal property, subject to            our personal property, excluding
     priority of existing lien in                 accounts receivable, intellectual
     accounts receivable                          property acquired after 12/31/02
-    pledge of stock of subsidiary                and inventory and fixed assets in
     owning the photodynamic therapy              excess of value as of 12/31/02
     business                                -    pledge of stock of subsidiary
                                                  owning the photodynamic therapy
                                                  business

Warrants:                                    Warrants:
---------                                    ---------
-    no warrants issued                      -    no warrants issued

DESCRIPTION OF DECEMBER 2002 INTERIM FINANCING TRANSACTION

      The principal terms of the $2,000,000 bridge financing that we completed on December 27, 2002 were:

      - We borrowed $2,000,000 from Gibralt US, whose principal, Samuel Belzberg, is a member of our board of directors.

      - To evidence the loan, we issued $1,000,000 in Class A Notes that were secured and $1,000,000 in Class B Notes that were unsecured.

      - The maturity date of the notes was January 1, 2004.

      - The notes bore interest at 8% per annum, and accrued interest was payable at maturity.

      - The Class A and the Class B Notes, including principal and accrued interest, were convertible into common stock at 80% of the common stock price determined as follows: (i) if we were to complete a financing transaction in which we issued common stock or common stock equivalents, the price per share of common stock or common stock equivalent (the weighted average if multiple financing transactions occur in a rolling 30-day period), (ii) if we were to complete a financing transaction in which we did not issue common stock or common stock equivalents, the lower of the average of the closing price of the common stock for the 15 business days preceding the public announcement of the financing transaction or the average of the closing price of the common stock for the 15 business days following the public announcement of the financing transaction, (iii) if a liquidity event were to occur in which any person or group other than a stockholder on December 27, 2002 becomes the beneficial owner of at least 51% of voting control over us, the price per share allocated to each share of common stock or common stock equivalent, or (iv) if any other liquidity event were to occur, the lower of the average of the closing price of the common stock for the 15 business days preceding the public announcement of the liquidity event or the average of the closing price of the common stock for the 15 business days following the public announcement of the liquidity event.

      - If a merger or reorganization were to occur, the Class A and Class B Notes were convertible into the kind and number of shares of common stock, other securities or property into which the notes would have been converted into if the notes had been converted into common stock on the business day preceding the merger or reorganization.

      - We agreed not to consummate any financing transaction until January 1, 2004 while any Class A or Class B Notes were outstanding unless we had first received the approval of the holders of at least 66-2/3% of the outstanding principal amount of the notes.

      - We also issued to the noteholder warrants to purchase up to 8,333,333 shares of common stock. The warrants were exercisable for a period of five years, beginning June 27, 2003, at an exercise price of $0.26 per share, which was 110% of the market price of the common stock on December 26, 2002. If we, during the life of the warrants, were to issue common stock or common stock equivalents at a price per share less than $0.26, the number of warrants would be increased and the exercise price of the warrants would be decreased to the lower price per share. If a merger or reorganization were to occur, the warrants would become convertible into the kind and number of shares of common stock, other securities or property into which the common stock, other securities or property issuable upon exercise of the warrants would have been converted if the warrants had been exercised prior to the merger or reorganization.

      - We and the noteholder entered into an agreement for the registration of the shares of common stock issuable upon the conversion of the notes and upon the exercise of the warrants. Under that agreement, we agreed to notify the noteholder if we were to propose to file certain future registration statements. We agreed to use our best efforts to register any shares of common stock issuable to the noteholder in the registration statement, subject to certain defined limitations, if so requested by the noteholder within 30 days of receipt of our notice. The noteholder agreed to become subject to a "holdback period," by which the noteholder could not effect a public sale of common stock for a period of up to 180 days following the effective date of the registration statement, if so requested by a managing underwriter of the offering.

      - The notes and the warrants, pro rata to the notes, were transferable in part or in whole by the noteholder to one or more third parties, in accordance with all of the same terms agreed to by the noteholder.

      On March 18, 2003, Gibralt US sold and transferred to three investors in a private transaction (i) $500,000 aggregate principal amount of the notes ($250,000 of which were Class A Notes and $250,000 of which were Class B Notes), and (ii) 2,083,334 warrants. None of these transferees was an affiliate of Gibralt US, although one of them is Morris Belzberg, a cousin of Samuel Belzberg. Samuel Belzberg does not beneficially own, or have investment discretion over, the securities purchased from him by Morris Belzberg. Accordingly, after this transfer, Mr. Belzberg beneficially owned 6,249,999 warrants and $1,500,000 aggregate principal amount of notes ($750,000 of which are Class A Notes and $750,000 of which are Class B Notes).

DESCRIPTION OF MAY 7, 2003 EXCHANGE TRANSACTION

      During the first quarter of 2003, our board of directors and management determined that we should seek permanent financing and continue our efforts to achieve our business plan. Accordingly, the board of directors approved a plan to raise long-term equity financing.

      To address certain issues presented by our capital structure, the board of directors created a special committee comprised of independent directors, (the "Independent Committee"). The Independent Committee is comprised of Messrs. Jenkins, Swank and Brooks. Based on information provided by Mr. Wylie and an investment banker engaged by us in April 2003, the Independent Committee found that under prevailing market conditions in the second quarter of 2003, prospective investors were likely to be reluctant to invest in us because of certain features of the December 2002 Interim Financing. Specifically, the Independent Committee found that the future dilution represented by the 8,333,333 warrants to purchase our common stock and the potential conversion of the $2,000,000 principal amount of the Class A and Class B Notes were unlikely to be acceptable to new investors. In addition, the Independent Committee found that the December 2002 noteholders' right to participate in any future financing at a 20% discount to the price that new investors would be paying and their right to approve future financing were likely to be obstacles to a completed financing. The Independent Committee also determined that issuing additional shares in exchange for modifications to the notes issued in the December 2002 Interim Financing was, from the perspective of our stockholders, preferable to the alternative of ceasing operations due to our inability to raise additional funding.

      The Independent Committee began negotiations in April 2003 to modify the terms of the December 2002 Interim Financing to eliminate the potential obstacles to obtaining permanent financing. The Independent Committee and the December 2002 noteholders agreed to the proposed terms of the exchange transaction on April 22, 2003 and the transaction closed on May 7, 2003. The principal terms of the May 7, 2003 exchange transaction were:

      - the noteholders delivered the 8,333,333 warrants held by them;

      - the noteholders returned the Class A secured notes and Class B unsecured notes held by them to us for cancellation;

      - to compensate the December 2002 noteholders for surrendering the conversion rights under the notes and the warrants, we issued a total of 20 shares of Class C Stock (the "Class C Stock") to the December 2002 noteholders, which were convertible into an aggregate of 27,117,240 shares of common stock;

      - we issued Class C secured notes to the noteholders in principal amounts equal to the Class A and Class B notes that were cancelled (the "Class C Notes");

      - the Class C Notes were redeemable for cash at the holder's option if we were to complete our anticipated permanent financing;

      - the Class C Notes were not convertible into capital stock;

      - the noteholders surrendered their rights to approve future financing transactions;

      - the Class C Notes were secured by a security interest in our property identical to the security interest created in the December 2002 Interim Financing, and otherwise had terms substantially similar to the Class A Notes; and

      - we expanded our obligation under the registration rights agreement entered into in December 2002 by granting demand registration rights to the noteholders regarding the underlying shares of stock.

      We also agreed to unwind the May 2003 Exchange Transaction and restore the original terms of the December 2002 Interim Financing if: (1) our stockholders did not approve the issuance of the common stock underlying the capital stock issued to the noteholders in the May 2003 Exchange Transaction, or (2) if we did not complete our contemplated financing transaction by June 30, 2003 (this date was subsequently extended to July 31, 2003 under the modifications which were agreed to on May 28, 2003 and again to November 15, 2003 or any later day that is one business day following the date agreed by us and the investors for the second closing of the equity financing).

      If the May 2003 Exchange Transaction had been rescinded, then the original terms of the December 2002 Interim Financing would have been reinstated (except that all of the notes will be secured). The original terms of the December 2002 notes provided for conversion of the notes at a variable conversion rate. The original terms of the Class A and Class B Notes provided for conversion at the noteholder's option of principal and accrued interest into common stock at a conversion price equal to 80% of the common stock price, with the common stock price being determined at the time of conversion. In addition, if the May 7, 2003 exchange transaction had been rescinded, we would have been required to redeliver the warrants to purchase 8,333,333 shares of common stock to the December 2002 noteholders.

      To allow for the issuance of the preferred shares associated with the exchange transaction, on May 5, 2003, we created a new class of preferred stock, consisting of 20 shares of preferred stock designated as "Class C Stock," each share of which was to automatically convert into 1,355,862 shares of common stock at the time when our stockholders approve the issuance of common stock underlying the Class C Stock. This would have resulted in an additional 27,117,240 shares of common stock being issued and outstanding after the conversion occurs. Under the terms of the Class C Stock, the holders of the Class C Stock held the right to vote that number of shares into which the Class C Stock is convertible, voting as one class with the holders of common stock and other capital stock convertible into common stock.

      In the May 7, 2003 exchange transaction, Gibralt US and the three other securityholders received (1) Class C Notes in the principal amount equal to the aggregate principal amount of the Class A and Class B Notes surrendered by them and (2) shares of Class C Stock, all in exchange for surrendering the conversion rights of the Class A and Class B Notes (Class C Stock convertible into a total of 18,092,849 shares of common stock, or, approximately 904,642.45 shares of common stock per $100,000 principal amount of notes exchanged for non-convertible notes) and the warrants (Class C Stock, convertible into a total of 9,024,391 shares of common stock, or, approximately 108,292.73 shares of common stock per 100,000 warrants surrendered). On April 22, 2003, the effective date of the May 7, 2003 exchange transaction, the closing price of the common stock on the American Stock Exchange was $0.16 per share.

      The number of shares of Class C Stock issued in the exchange transaction and the value of the Class C Stock issued to the December 2002 securityholders in the exchange transaction, using the closing price of the common stock of $0.16 on April 22, 2003, is as follows:


GIBRALT US
----------
Principal Amount of Notes Exchanged:                              $1,500,000
Number of Warrants Surrendered:                                    6,249,999
Shares of Class C Stock Issued:                                           15
Number of Shares of Common Stock Issuable upon
     Conversion of Class C Stock:                                 20,337,930
Shares of Common Stock Issuable upon conversion
     of Class C Stock multiplied by
     April 22, 2003 closing price per share:                      $3,254,069


MORRIS BELZBERG
---------------
Principal Amount of Notes Exchanged:                                $300,000
Number of Warrants Surrendered:                                    1,250,000
Shares of Class C Stock Issued:                                            3
Number of Shares of Common Stock Issuable upon
     Conversion of Class C Stock:                                  4,067,586
Shares of Common Stock Issuable upon Conversion
     of Class C Stock multiplied by
     April 22, 2003 closing price per share:                        $650,814

STEVEN SHRAIBERG
----------------
Principal Amount of Notes Exchanged:                               $100,000
Number of Warrants Surrendered:                                     416,667
Shares of Class C Stock Issued:                                           1
Number of Shares of Common Stock Issuable upon
     Conversion of Class C Stock:                                 1,355,862
Shares of Common Stock Issuable upon conversion
     of Class C Stock multiplied by
     April 22, 2003 closing price per share:                       $216,938


CHARLES DIAMOND
---------------
Principal Amount of Notes Exchanged:                               $100,000
Number of Warrants Surrendered:                                     416,667
Shares of Class C Stock Issued:                                           1
Number of Shares of Common Stock Issuable upon
     Conversion of Class C Stock:                                 1,355,862
Shares of Common Stock Issuable upon conversion
     of Class C Stock multiplied by
     April 22, 2003 closing price per share:                       $216,938


      After the May 2003 Exchange Transaction and Interim Financing were completed and in light of discussions with our investment banker, the Independent Committee determined that further modifications to the terms of the securities issued in the May 2003 transactions would be necessary to assist us in completing the permanent financing. The material terms of these modifications are described under "Description of Modifications to Terms of May 2003 Exchange Transaction and Interim Financing."

DESCRIPTION OF MAY 2003 INTERIM FINANCING TRANSACTION

      In March 2003, the board of directors also determined that we had an immediate need for capital to support our operations until we completed the contemplated permanent financing. In April 2003, the board of directors approved a plan to raise up to $1,200,000 of interim financing prior to May 15, 2003. The board further determined that, because of our history of operating losses and cash position at the time, the contemplated permanent financing was likely to involve the issuance of substantial amounts of equity.

      The Independent Committee negotiated with Samuel Belzberg, a principal investor and a director, to obtain the needed $1,200,000 interim financing. Mr. Belzberg committed to lend (through his affiliate, Gibralt US) up to $1,100,000 to us, and two other directors, James A. Wylie, Jr. and Peter Norris, each agreed to lend $50,000 to us, to demonstrate their commitment to and support of us. The board did not believe there were other prospective investors available to us to provide the interim financing on terms and within a time period acceptable to us. The Independent Committee and these directors agreed to the proposed terms of the interim financing on April 22, 2003, and the transaction closed on May 7, 2003.

      The material terms of the May 7, 2003 interim financing transaction are as follows:

      - Gibralt US committed to lend up to $1,100,000 to us($1,000,000 of which was to be funded according to a predetermined funding schedule and the other $100,000 of which was to be funded upon completion of a certain third party transaction), and Messrs. Wylie and Norris loaned $50,000 to us. Gibralt US funded all of its commitment.

      - We issued Class D secured notes in a principal amount equal to the amount loaned to us (secured on an equal basis with the indebtedness incurred in the December 2002 Interim Financing and having substantially similar terms as the Class C notes issued in the May 7, 2003 exchange transaction, except that they would mature one year from the date of issuance).

      - To compensate the lenders for the risk attendant to their investment and based on our financial condition, need for additional funding and lack of definitive terms for a future permanent financing or commitment from any investor to provide such permanent financing, we issued shares of capital stock equal to 20% of the amount of the loan commitment of the interim financing lenders (or, $240,000), in the form of a total of 24 shares of Class D Convertible Preferred Stock, which were convertible into an aggregate of 3,021,552 shares of common stock.

      - The Class D noteholders held rights (but not the obligation) to redeem their notes for the securities issued by us in the permanent financing on the same terms and conditions as the investors in the permanent financing.

      - The Class D noteholders held rights to redeem their notes for cash if we consummated our permanent financing.

      - The Class D noteholders held registration rights identical to those granted to the holders of the Class C Notes issued in the May 7, 2003 exchange transaction.

      During the negotiation process, the lenders required that if the contemplated financing did not occur prior to June 30, 2003 (subsequently extended to July 31, 2003 in the May 28, 2003 modifications, described below and thereafter extended to November 15, 2003 and again to a day after November 15, 2003 that we and the investors agreed as the date for the second closing of the equity financing), then the lenders could accelerate the maturity date of their notes.

      We created a new class of preferred stock from our authorized preferred stock, consisting of 24 shares of preferred stock designated as "Class D Convertible Preferred Stock," each share of which would have been automatically converted into 125,898 shares of common stock when our stockholders approved the issuance of these shares of common stock underlying the Class D Convertible Preferred Stock. This would have resulted in an additional 3,021,552 shares of common stock being issued and outstanding after the conversion occurs. Under the terms of the Class D Stock, the holders of the Class D Stock had the right to vote that number of shares into which the Class D Stock was convertible, voting as one class with the holders of common stock and other capital stock convertible into common stock.

      The loan commitments of the lenders in the May 7, 2003 interim financing and the principal amount of Class D Notes, the number of shares of Class D Convertible Preferred Stock (and the number of shares of common stock into which the Class D Stock is convertible) the lenders received, as well as the value of the Class C Stock issued to the lenders in the interim financing using the closing price of the common stock of $0.16 on April 22, 2003, and after giving effect to the issuance of the shares to be issued upon conversion of the Class C Stock and the Class D Stock, is as follows:

GIBRALT US
----------
Loan Commitment:                                             Up to $1,100,000
Principal Amount of Notes Issued:                            Up to $1,100,000
Shares of Class D Convertible Preferred Stock Issued:                      22
Number of Shares of Common Stock Issuable upon
     Conversion of Class D Convertible Preferred Stock:             2,769,756
Shares of Common Stock issuable upon conversion
     of Class D Convertible Preferred Stock multiplied by
     April 22, 2003 closing price per share:                         $221,580


JAMES A. WYLIE, JR.
-------------------
Loan Commitment:                                                    $50,000
Principal Amount of Notes Issued:                                   $50,000
Shares of Class D Convertible Preferred Stock Issued:                     1
Number of Shares of Common Stock Issuable upon
     Conversion of Class D Convertible Preferred Stock:             125,898
Shares of Common Stock issuable upon conversion
     of Class D Convertible Preferred Stock multiplied by
     April 22, 2003 closing price per share:                        $10,072


PETER NORRIS
------------
Loan Commitment:                                                    $50,000
Principal Amount of Notes Issued:                                   $50,000
Shares of Class D Convertible Preferred Stock Issued:                     1
Number of Shares of Common Stock Issuable upon
     Conversion of Class D Convertible Preferred Stock:             125,898
Shares of Common Stock issuable upon conversion
     of Class D Convertible Preferred Stock multiplied by
     April 22, 2003 closing price per share:                        $10,072

      Gibralt US, Mr. Norris and Mr. Wylie loaned a total of $1,200,000 to us, representing their entire loan commitments.

DESCRIPTION OF MAY 28, 2003 MODIFICATIONS TO MAY 7, 2003 EXCHANGE TRANSACTION AND INTERIM FINANCING

      As we proceeded to seek our permanent financing during May 2003, we assessed the availability of investment capital for development stage companies. The Independent Committee determined that it was essential to extend the maturity date of the Class C Notes beyond January 1, 2004, to eliminate the right of the holders of the Class C Notes to redeem those notes for cash upon the completion of the future permanent financing and to limit in certain respects the collateral securing our obligations under the Class C and Class D Notes. The Independent Committee determined that these modifications were necessary because the terms of the Class C and Class D Notes would likely, unless modified, deter investors from investing in us. The Independent Committee found that prospective investors would presumably expect that we would use the proceeds of their investment as working capital rather than apply the proceeds to the satisfaction of existing debt. Accordingly, the Independent Committee negotiated further modifications to the May 7, 2003 exchange transaction, as well as modifications to the May 2003 interim financing transaction, as described below in this section.

      The Independent Committee determined that the maturity date of the Class C Notes should be extended to January 1, 2006. In addition, the Independent Committee determined that the security interest granted to the Class C noteholders should be limited to certain collateral that was owned at December 31, 2002 and that the note collateral should not include our after-acquired property, thereby making that property available as security to our future investors. The Independent Committee further determined that the Class D Notes should not be redeemable for cash upon the closing of the future financing transaction. Instead, the Class D Notes should be converted into the securities issued in the future financing on the same terms and conditions offered to the other investors. With these objectives, the Independent Committee commenced negotiations with the holders of the Class C Notes and the Class D Notes.

      The Class C noteholders required that, in exchange for the modifications we sought, the terms of their notes be revised to increase the interest rate from 8% to 12.5% per annum, and to require that we commence making payments of interest accrued from December 27, 2002 through May 27, 2003 and principal on a quarterly basis beginning the first quarter of 2004, but only to the extent of 50% of our excess quarterly cash flow.

      The Class C noteholders also agreed to modify the security for the notes, the change to become effective when we raised at least $6,000,000 in our permanent financing. The Class C noteholders agreed that their security interest in accounts receivable would be subordinated to a future security interest granted by us in a receivables financing transaction and that their security interest in intellectual property would be limited to that owned as of December 31, 2002.

      The Class C noteholders required that we maintain minimum inventory and fixed asset levels, determined quarterly, of not less than $2,000,000. In addition, our combined cash, inventory and fixed assets must be at least $3,271,400. A failure to comply with these covenants is an event of default. The notes have other events of default for matters such as non-payment of interest or principal, breach of representations and warranties, failure to satisfy any agreement or condition under the agreements with the investor which is not cured within 30 days, a "cross-default" for our other institutional indebtedness and our voluntary or judicial dissolution or bankruptcy. We and the Class C noteholders exchanged the Class C Notes for an equal principal amount of Class E Notes with these modified terms.

      The covenant relating to minimum inventory, net book assets and cash levels does not apply unless and until we raise at least $6,000,000 in gross proceeds in a future financing. We did not expect an event of default relating to this requirement to occur if we completed our contemplated permanent financing. No events of default occurred. If any event of default occurred and was not cured within the applicable cure period, then, unless the default was waived by a majority in interest of the noteholders, at the option and in the discretion of the holders of at least 66 2/3% of the principal amount of the Class E Notes, the noteholders could have declared the notes and all accrued interest to be immediately due and payable, and could have immediately enforced any and all of the noteholder's rights and remedies provided in the agreements with and the investors and any other rights or remedies afforded by law.

      The Class D noteholders agreed to redeem their Class D Notes in exchange for the securities issued in the contemplated permanent financing on the same terms and conditions offered to the other investors and to forego the option of redeeming their notes for cash after the permanent financing occurred.

      The noteholders also agreed to extend the date by which we would be required to raise $6,000,000 in our permanent financing (to avoid triggering the December 2002 securityholders' right to rescind the May 7, 2003 exchange transaction) from June 30, 2003 to July 31, 2003 (and subsequently, to November 15, 2003 and again to a day after November 15, 2003 that we and the investors agree as the date for the second closing of the of the equity financing), and to defer our obligation to seek stockholder approval of the conversion of the Class C Stock and Class D Stock into shares of common stock until a future meeting of the stockholders, at which we would also seek approval of the issuance of common stock underlying securities that may be issued by it in the permanent financing. The rescission right was not available unless the meeting was held and the issuance was not approved.

      On September 3, 2003, we redeemed all of our outstanding Class E Notes (principal of $2,000,000 plus accrued interest of approximately $132,000), and no Class E Notes remain outstanding. We used a portion of the proceeds of the first closing of the equity financing to pay for the redemption of the Class E Notes.

AUGUST 2003 AND NOVEMBER 2003 EXCHANGES OF PREFERRED SHARES

      As a result of the stipulation of settlement that we reached in the Augenbaum litigation, we entered into exchange agreements with the holders of the outstanding shares of our Class C Stock and Class D Convertible Preferred Stock. Upon entering into the exchange agreements, on August 22, 2003 the holders of the Class C Stock exchanged their Class C Stock for 20 Class E Shares, on a share-for-share basis. Similarly, upon execution of the exchange agreements, the holders of the 24 outstanding Class D Stock exchanged their Class D Stock for Class F Shares, on a share-for-share basis. Following these exchanges, we eliminated all Class C Stock and all Class D Stock.

      Shares of the Class E Stock are preferred in liquidation to the extent that, before any distribution of assets can be made to the holders of our common stock, there will be distributed pro rata to the holders of the issued and outstanding Class E Shares and Class F Shares the amount of $108,469 as to each outstanding Class E Share and $10,072 per share as to each outstanding Class F Share. The holders of the common stock then share in the remainder of net liquidation of proceeds. The term liquidation means our liquidation, dissolution or winding up, as well as any sale, lease, exchange or other disposition of all or substantially all of our assets. The aggregate liquidation preference of the Class E Shares is $2,169,380 and the aggregate liquidation preference of the Class F Shares is $241,728. The aggregate liquidation preference was determined to be equal to the dollar value that the board of directors allocated to the conversion rights, warrants and other rights that we agreed to pay to the holders of the Class C Stock and the discount that we agreed to pay to the holders of the Class D Stock in the May 7, 2003, transactions.

      The holders of the Class E Shares and Class F Shares have the right to vote one vote per share, respectively, for each outstanding Class E Share and each outstanding Class F Share.

      The holders of the Class E Shares are entitled to cash dividends and distributions when and as declared by the board of directors, pari passu with the holders of our common stock with the dividend amount on each Class E Share being 1,355,862 times the dividend or distribution to be paid on each share of common stock. The holders of the Class F Shares are entitled to cash dividends and distributions when and as declared by the board of directors, pari passu with the holders of our common stock with the dividend amount on each Class F Share being 125,898 times the dividend or distribution to be paid on each share of common stock.

      The exchange agreements also gave both us and the holders of the Class E Shares and the Class F Shares rights to exchange those preferred shares for shares of our common stock, as long as our stockholders approve the issuance of the shares of our common stock underlying the preferred shares and the American Stock Exchange approves the listing of these shares of common Stock. Specifically, if the stockholders approve the common stock issuance and the American Stock Exchange lists these the shares of common stock, then the holders of the Class E Share have the right to sell to us, and we have the right to purchase from them, each outstanding Class E Share in exchange for 1,355,862 shares of our common stock per Class E Share. Similarly, the holders of the Class F Shares have the right to sell to us, and we have the right to purchase from them, each outstanding Class F Share in exchange for 125,898 shares of our common stock per Class F Share. The exchange agreements also provided that, should any sale, lease, exchange or other disposition of all or substantially all of our assets occur while the Class E Shares and the Class F Shares are outstanding, each holder of the Class E Shares has the right to sell to us all Class E Shares in exchange for 1,355,862 shares of common stock per Class E Share. Similarly, each holder of Class F Share has the right to sell to us all Class F Shares in exchange for 125,898 shares of common stock per Class F Share.


      The board of directors determined that the terms of the exchange agreements were appropriate in order to provide the former holders of the Class C Stock and the Class D Stock with the economic equivalence of the conversion rights they held in conjunction with the Class C Stock and Class D Stock. Upon exchange of all Class E Shares, the former holders of the Class C Stock will receive 27,117,240 shares of our common stock, or the same number of shares of our common stock we were obligated to issue to them upon conversion of the Class C Stock. Upon exchange of all the Class F Shares, the former holders of the Class D Stock will receive 3,021,552 shares of common stock, or the same number of shares of our common stock that we were obligated to issue to them upon conversion of the Class D Stock. In the stipulation of settlement for the Augenbaum litigation, the parties agreed on the exchange of shares of our common stock in these specific amounts for the Class E Shares and Class F Shares, as well as the exchange of the Class E Shares for the Class C Stock and the exchange of the Class F Shares for the Class D Stock. A hearing before the Delaware Chancery Court for approval of the stipulation of settlement was held on September 15, 2003. After this hearing, the court entered an order approving the stipulation of settlement as submitted. The stipulation of settlement became final on October 15, 2003 when the appeal period terminated with no appeal having been filed.

      At the request of the investors in our equity financing, we and Gibralt US, on behalf of itself and the other holders of the Class E Shares and Class F Shares, agreed not to exchange the Class E Shares or Class F Shares for common stock until the second closing of the equity financing. Gibralt US also acknowledged that the common stock to be issued upon the exchange of the Class E Shares and Class F Shares will not be eligible to participate in the offering to stockholders, and that only those shares of common stock held by Gibralt US and the other holders of Class E Shares and Class F Shares as of August 29, 2003 will be eligible to participate in the offering.

      Pursuant to the August 2003 exchange agreement, in connection with the equity financing, on November 25, 2003 we exchanged all outstanding shares of Class E Stock for a total of 27,117,240 shares of common stock and we exchanged all outstanding shares of Class F Stock for a total of 3,021,552 shares of common stock. After these shares were exchanged, we had no shares of preferred stock outstanding.

PARTICIPATION BY RELATED PARTIES IN THE EQUITY FINANCING

      INVESTMENT BY THE HOLDERS OF THE CLASS E NOTES AT THE FIRST CLOSING. As part of the negotiation of the equity financing, the investors indicated that, were they to purchase notes that would be convertible into shares of our common stock, the notes would be required to be secured by all of our assets, including the patent rights acquired by us with the proceeds of the first closing and also by those assets that, prior to the first closing, were encumbered by security interests in favor of the then-outstanding Class E Notes. As a result, we offered to Gibralt US and to the other three holders of the Class E Notes the opportunity to purchase $2,000,000 of the Secured Bridge Notes, which was the outstanding principal amount of the Class E Notes, and to use part of the proceeds of the first closing to retire the Class E Notes in full, making the collateral securing the Class E Notes available to all holders of the Secured Bridge Notes. The board of directors unanimously, with the abstention of Samuel Belzberg, approved the terms on which the holders of the Class E Notes would participate in the equity financing at the first closing. Under those terms, the full $2,000,000 new investment made by the holders of the Class E Notes would be allocated to the purchase of Secured Bridge Notes and the holders of the Class E Notes would, in exchange, terminate the security interest encumbering our assets and make those assets available as collateral for all holders of the Class E Notes. The former holders of the Class E Notes received as security for the repayment of the Secured Bridge Notes held by them, a pro rata interest in the same collateral securing all of the other Secured Bridge Notes. As is the case with all Secured Bridge Notes, the Secured Bridge Notes held by Gibralt US and the other former holders of the Class E Notes converted into common stock on November 25, 2003 at a purchase price of $0.08 per share.

      CONVERSION OF CLASS D NOTES AT FINAL CLOSING. The terms and conditions under which we issued our outstanding Class D Notes to Gibralt US, Peter Norris and James A. Wylie, Jr. in May 2003 included a requirement that the Class D Notes be converted into equity on the same terms and conditions on which all other investors participate in an equity financing. Therefore, on November 25, 2003, the $1,200,000 principal amount plus accrued interest on the Class D Notes converted into our common stock at a price of $0.10 per share, and we issued 12,482,335 shares of common stock to the former holders of the Class D Notes.

      AGENCY CAPACITY OF GIBRALT US. After the first closing of the equity financing, Gibralt US ceased to act as the "Designated Note Purchaser" on behalf of the Class E Notes (because these notes were redeemed and are no longer outstanding), and at the second closing, ceased to act as the "Designated Lender" on behalf of the holders of the Class D Notes because they are converted at the second closing. In addition, Gibralt US agreed to act as the "Designated
Note Investor" under the security agreement that provided the security interest to the Secured Bridge Note holders and as the "Designated Pledgeholder" under the pledge agreement under which Gibralt US held all outstanding shares of Diomed PDT, Inc., an indirect wholly-owned subsidiary of us, as security for holders of the Secured Bridge Notes and the Class E Notes.

      On August 21, 2003, Gibralt US also agreed, on behalf of the holders of the Class E Shares and the Class F Shares, that their right to registration of those shares of our common stock for which they are exchangeable would be governed by the registration rights agreement entered into connection with the equity financing rather than the agreements that had been entered into at the time of the acquisition of the Class C Stock and the Class D Stock. On August 21, 2003, Gibralt US, acting on behalf of all holders of the Class D Notes, also agreed that although it had the right to declare the Class D Notes immediately due and payable , it would extend this deadline to the business day following the second closing of the equity financing.

ACCELERATED CONVERSION OF CLASS A CONVERTIBLE PREFERRED STOCK ON MARCH 31, 2003

      In March 2003, the board of directors determined to accelerate the conversion into common stock of all our outstanding shares of Class A Stock, including those shares owned by related parties, pursuant to the authority reserved in the board under the terms of Class A Stock. Pursuant to the terms of the Class A Stock, on December 31, 2002 the Class A Stock had begun to automatically convert into common stock at the rate of 5% of the aggregate number of shares originally issued at that date and at the end of each month thereafter, with those shares that were not converted at the end of February 2004 automatically converting into common stock on February 29, 2004. The original terms of the Class A Stock also provided that after February 28, 2003, the board of directors could in its discretion accelerate the rate of conversion or increase the amount of shares of Class A Stock being converted, so long as the change applied equally to all shares of Class A Stock.

      The purpose for the conversion feature of the Class A Stock, when the terms of the Class A Stock were designated in February 2002, was to permit a staggered increase in the number of shares of common stock available for trading in order to minimize the market disruption that otherwise may occur if a large block of shares were to become tradable at once. In March 2003, the board determined that the effect of the incremental conversion of Class A Stock into common stock would impair our ability to procure additional equity investment. The board further determined that due to the apparent negative impact on our ability to obtain equity financing, the board's goal is to have only one class of capital stock outstanding prior to completing our permanent financings. Pursuant to our discretion under the terms of the Class A Stock, the board determined to cause all of the outstanding shares of Class A Stock to convert into common stock as of March 31, 2003. This acceleration affected all holders of Class A Stock equally, whether related parties or non-affiliated parties.

      As a result of the board's determination to accelerate the conversion of the Class A Stock, on March 31, 2003 we converted all 13,142,888 outstanding shares of Class A Stock (including 5,863,840 shares held by related parties) into an equal number of shares of common stock, resulting in a total of 29,711,749 shares of common stock outstanding and no Class A Stock outstanding. Those related parties who owned Class A Stock as of March 31, 2003 immediately prior to the conversion into common stock and the numbers of shares they held are as follows:

         NAME                             SHARES OF CLASS A STOCK OWNED
         ----                             -----------------------------

Samuel Belzberg (Director)
(shares registered to Gibralt
Capital Corporation)                                 849,999

Peter Norris (Director until
September 9, 2003)
(shares registered to spouse)                         13,942

Ajmal Khan (holder of greater
than 5% of our capital stock)
(1,986,649 shares registered to
Verus Investments Holdings, Inc.
and 1,700,000 shares registered
to Verus International Group Limited)             3,686,649

Winton Capital Corp. (holder of
greater than 5% of our
capital stock)                                     1,313,250


      The benefit derived by those related parties of us who owned Class A Stock on March 31, 2003 was the conversion of our Class A Stock into common stock. This was the same as the benefit derived by all other former holders of Class A Stock as a result of this transaction.

TRANSACTIONS INVOLVING AFFILIATES OF NATEXCO CORP., OUR PREDECESSOR CORPORATION

      Because of their management positions, organizational efforts and/or percentage share ownership of Natexco Corp., the predecessor corporation to the Company, Gerald A. Mulhall and Anthony Mulhall may be deemed to be "parents" and "promoters" of the Company, as the Securities Act and the rules thereunder define those terms. Mr. John H. and Ms. Terese M. Tetstill may be "parents" and "promoters" of Security Software, Inc. because of their present management positions with, and organizational efforts on behalf of, Security Software. Because of these relationships, transactions between and among the Company, Security Software, Messrs. Gerald A. Mulhall and Anthony Mulhall, Aboyne Management Ltd., of which Gerald A. Mulhall is the president and controlling stockholder, and Mr. and Ms. Tetstill should not be considered to have occurred at arms-length.

                                   PROPOSAL 2

   APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO
           EFFECT A 1:25 REVERSE SPLIT OF THE COMPANY'S COMMON STOCK.

GENERAL

      Our board of directors has unanimously adopted resolutions proposing, declaring advisable and recommending that our stockholders authorize an amendment to our certificate of incorporation (the "Reverse Split Amendment"), substantially in the form of Appendix D, to effect a reverse stock split in the ratio of 1:25 and to provide for the issuance of one whole share in lieu of fractional shares otherwise issuable in connection with the reverse split. Under Proposal 3, the reverse split will also reduce to 50,000,000 the number of our authorized shares of common stock. There will be no change in the par value of the common stock as a result of the reverse split.

      If the reverse split is approved, our board of directors will have the authority, without further stockholder approval, to effect the reverse split, pursuant to which each of the our currently outstanding shares (the "Old Shares") of common stock would be exchanged for new shares (the "New Shares") of common stock in an exchange ratio one New Share for each 25 Old Shares. The number of Old Shares for which each New Share is to be exchanged is referred to as the "Exchange Number." The reverse split will be effected simultaneously for all common stock and the Exchange Number will be the same for all common stock.

      In addition, our board of directors will also have the authority to determine the exact timing of the reverse split, which will be within sixty days of the date that we obtain stockholder approval of the reverse split. Our board of directors will also have the authority to determine not to implement the reverse split.

      Except for changes due to the issuance of one whole additional share in lieu of fractional shares, the reverse split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered as a result of the reverse split (however, we have proposed changes to the stockholders' Voting Rights under Proposals 4 and 5). The common stock issued pursuant to the reverse split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

PURPOSES OF THE REVERSE SPLIT

      Our common stock is traded on the American Stock Exchange and on May 7, 2004, the closing price of the common stock was $0.12. One purpose of the reverse split is to increase the market price of our common stock, bringing our share price into a range of prices typically acceptable to institutional investors. However, there can be no assurance that after implementing the reverse split, our common stock price will increase by a factor of 25 or by any other factor.

      In addition, the rules of the American Stock Exchange authorize the AMEX to require an issuer whose shares are selling for a substantial period at a low price per share to effect a reverse split of its shares upon notice from the AMEX. We have not, however, received any notice from the AMEX requesting it to effect a reverse split. We have notified the AMEX of this Proposal.

      Our board of directors believes that a reverse split is advisable because of the historical trading range of the Company's shares. The closing price of our common stock on the AMEX ranged from $0.54 and $0.10 during the period January 1, 2003 through May 7, 2004.

EFFECTS OF THE REVERSE SPLIT

      The following table illustrates the principal effects of the reverse split on our common stock. The share numbers are based on the number of shares of common stock outstanding as of the record date (excluding shares reserved for issuance on the exercise of stock options or warrants) and are subject to adjustment to reflect the issuance of whole shares in lieu of fractional shares.

                              ---------------------------------------- ----------------------------------
                              Number of  Shares  Before  the  Reverse  Number of Shares
                              Split                                    After Reverse Split
----------------------------- ---------------------------------------- ----------------------------------
Authorized                                   500,000,000                             50,000,000 (1)
----------------------------- ---------------------------------------- ----------------------------------
Outstanding                                  365,160,559                             14,606,423
----------------------------- ---------------------------------------- ----------------------------------
Available for Issuance                       134,839,411                             35,393,577
----------------------------- ---------------------------------------- ----------------------------------

(1) Assuming the stockholders approve Proposal 3 and we reduce the number of authorized shares to 50,000,000 accordingly.

      Stockholders should recognize that if the reverse split is implemented, although they will maintain their relative percentage of ownership of common stock (without giving effect to any other transactions we may engage in), they will own a lesser number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the amendment divided by 25). Although we expect that the reverse split will result in an increase in the market price of the common stock, there can be no assurance that the reverse split will increase the market price of the common stock by a multiple equal to the Exchange Number or result in the permanent increase in the market price (which is dependent upon many factors, including, but not limited to, our performance and prospects). Also, should the market price of the common stock decline, the percentage decline may be greater than would apply in the absence of a reverse split. The possibility exists that liquidity in the market price of the common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split.

      Assuming that the Stockholders approve Proposal 3, as a result of the reverse split, the certificate of incorporation will be amended to effect a reduction in the number of authorized shares of common stock we are authorized to issue. Currently, we have 500,000,000 shares of common stock authorized. If we implement the reverse split and our stockholders approve Proposal 3, we will amend our certificate of incorporation to reduce the number of authorized shares from 500,000,000 to 50,000,000.

EFFECT OF THE REVERSE SPLIT ON STOCK OPTIONS AND WARRANTS

      If approved and implemented, the reverse split will reduce the number of shares of common stock available for issuance under our 2003 Omnibus Plan. The number of shares of common stock underlying our outstanding options and warrants will also be reduced to reflect the reverse split. This reduction will be in proportion to the exchange ratio of the reverse split. The reverse split will also effect a proportionate increase in the exercise price of such outstanding stock options and warrants. The following table illustrates the number of shares of common stock underlying options and warrants as of April 28, 2004, both before and after the reverse split:

--------------------------- ---------------------- ----------------------
                              Number of Shares       Number of Shares
         Purpose            Before Reverse Split    After Reverse Split
--------------------------- ---------------------- ----------------------
Authorized under 2003              40,000,000             1,600,000
Omnibus Plan
--------------------------- ---------------------- ----------------------
Issued under 2003 Omnibus          22,635,638               905,426
Plan
--------------------------- ---------------------- ----------------------
Issued under 1998 and                1,631,075               65,243
2001 Plans
--------------------------- ---------------------- ----------------------
Non-Plan Options                       856,378               34,256
--------------------------- ---------------------- ----------------------
Warrants @ $3.50 per                    41,924                1,677
share, expiration date
10/19/05
--------------------------- ---------------------- ----------------------
Warrants @ $0.001 per                  867,887               34,716
share, expiration date
11/25/08
--------------------------- ---------------------- ----------------------
Warrants @ $0.08 per                 5,609,064              224,363
share, expiration date
11/25/08
--------------------------- ---------------------- ----------------------
Warrants @ $0.10 per                15,546,739              621,870
share, expiration date
11/25/08
--------------------------- ---------------------- ----------------------
Total Outstanding Options          47,188,705             1,887,551
and Warrants
--------------------------- ---------------------- ----------------------


PROCEDURE FOR EFFECTING REVERSE SPLIT AND EXCHANGE OF STOCK CERTIFICATES

      If our stockholders approve the reverse split, we will file the Reverse Split Amendment with the Secretary of State of the State of Delaware within sixty days after the 2004 annual meeting, unless our board of directors determines in its business judgment that implementing the reverse split at that time is inadvisable, in which case we will not implement the reverse split. The reverse split will become effective on the date of filing the Reverse Split Amendment. Beginning on the date we file the Reverse Split Amendment, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

      Promptly after the Effective Date, stockholders will be notified that the reverse split has been effected in the ratio of 1:25. Our transfer agent, Continental Stock Transfer & Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until that stockholder has surrendered his, her or its outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

FRACTIONAL SHARES

      No scrip or fractional certificates will be issued in connection with the reverse split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by 25, will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to the issuance of one whole additional share for the fractional share the stockholder would have otherwise received.

NO DISSENTER'S RIGHTS

      Under Delaware law, stockholders are not entitled to dissenter's rights with respect to the proposed reverse split.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

      The following is a summary of certain material federal income tax consequences of the reverse split, and does not purport to be complete. It does not discuss any state, local, foreign or income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE SPLIT.

      No gain or loss should be recognized by a stockholder upon that stockholder's exchange of Old Shares for New Shares pursuant to the reverse split. The aggregate tax basis of the New Shares received in the reverse split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse split.

REQUIRED VOTE

      The affirmative vote of a majority of the outstanding shares of our common stock that are entitled to vote on the amendment is required to approve this Proposal. If approved by the stockholders, the proposed amendment to our certificate of incorporation will become effective upon the filing of the Reverse Split Amendment with the Secretary of State of Delaware, unless our board of directors determines not to proceed with the reverse split.

RECOMMENDATION OF THE BOARD

      THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A 1:25 REVERSE SPLIT OF THE COMPANY'S COMMON STOCK.

                                   PROPOSAL 3

     APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
            TO REDUCE THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK
          FROM 500,000, 000 TO 50,000,000, BUT ONLY IF OUR STOCKHOLDERS
             APPROVE PROPOSAL 2 AND WE IMPLEMENT THE REVERSE SPLIT.


GENERAL

      Our board of directors has unanimously adopted resolutions proposing an amendment (the "Authorized Share Amendment"), substantially in the form of Appendix E, to effect a reduction in the number of shares of common stock we are authorized to issue, contingent upon our implementation of the reverse stock split that is the subject of Proposal 2. Currently, we are authorized to issue up to 500,000,000 shares of common stock, and we propose to reduce that number to 50,000,000 immediately after we implement the reverse split. If the stockholders do not approve the reverse split, or if our board of directors determines not to implement the reverse split, then we will not reduce our authorized shares and we will continue to be authorized to issue up to 500,000,000 shares of common stock.

PURPOSES OF THE REDUCTION IN AUTHORIZED SHARES

      The principal purpose of the reduction in the number of shares of common stock we are authorized to issue is to avoid the potential for substantial dilution to our stockholders as a result of the change in our capital structure after we implement the reverse split. Of the 500,000,000 shares of common stock we are authorized to issue, approximately 365,000,000 shares are currently outstanding. After we implement the reverse split, we will have approximately 15,000,000 shares outstanding. If we were not to reduce the number of shares authorized for issuance, we could potentially issue up to an additional 485,000,000 shares of common stock, which would substantially dilute the ownership of the Company by our existing stockholders. If we reduce the number of shares we are authorized to issue after we implement the reverse split to 50,000,000, then we could issue approximately 35,000,000 shares. Although the issuance of these shares would still be dilutive to our current stockholders, the potential dilution would be substantially less than that which would be possible if we do not reduce our authorized shares to 50,000,000.

      The reduction in our authorized shares may also reduce the amount of franchise taxes we are required to pay to the State of Delaware.

      The reduction in authorized shares is not directly proportional to the reverse split. Were the reduction in authorized shares at the same 1:25 ratio as applies to the reverse split, we would reduce the number of authorized shares from 500,000,000 to 20,000,000. Instead, our board of directors determined to reduce the number of shares authorized for issuance to 50,000,000, or, a ratio of 1:10. The board made this determination because, in its business judgment, the board determined that 20,000,000 authorized shares would not provide adequate flexibility to the Company in engaging in future capital raising transactions, acquisitions or other transactions which might require the issuance of common stock. If we were only authorized to issue 20,000,000 shares, based on the number of shares currently outstanding and the number of shares reserved for issuance pursuant to stock options and warrants, we would only be able to issue approximately an additional 3,000,000 shares of common stock in future transactions. If we are authorized to issue 50,000,000 shares of common stock, then we will be able to issue approximately an additional 35,000,000 shares of common stock.

REQUIRED VOTE

      The affirmative vote of a majority of the outstanding shares of our common stock that are entitled to vote on the amendment is required to approve this Proposal. If approved by the stockholders, and if the stockholders approve Proposal 2 and we implement the reverse split, then the proposed amendment to our certificate of incorporation will become effective upon the filing of the Authorized Share Amendment with the Secretary of State of Delaware.

RECOMMENDATION OF THE BOARD

      THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO REDUCE THE NUMBER OF OUR AUTHORIZED SHARES OF COMMON STOCK FROM 500,000,000 TO 50,000,000 IF OUR STOCKHOLDERS APPROVE PROPOSAL 2 AND WE IMPLEMENT THE REVERSE SPLIT.

                                   PROPOSAL 4

     APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
                  TO ELIMINATE CUMULATIVE VOTING FOR DIRECTORS.

      We are proposing an amendment to its certificate of incorporation which will effect the elimination of cumulative voting for directors (the "Cumulative Voting Amendment"). The Cumulative Voting Amendment is attached as Appendix F to this proxy statement. We believe that this change will assist us by simplifying future elections for directors.

CUMULATIVE VOTING

      Under applicable Delaware corporate law, a company's certificate of incorporation may provide for cumulative voting with respect to the election of the directors. Currently, Article VII, Section 1 of our certificate of incorporation provides, among other things, that:

      "Cumulative voting shall be applicable to all elections of Directors, such that each holder of capital stock of the Corporation entitled to vote at an election of Directors, or of any class or classes or of a series or several series thereof, shall be entitled to as many votes as shall equal the number of votes which such holder, but for the provision of cumulative voting, would be entitled to cast for the election of Directors multiplied by the number of Directors to be elected, and that such holder may cast all of such votes for a single Director or may distribute that number to be voted for any 2 or more of them as such holder may see fit."

      Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes which equal the number of directors to be elected multiplied by the number of shares held by such stockholder. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he or she chooses. The effect of cumulative voting is that a stockholder or group of stockholders with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative. Without cumulative voting, each director is elected by a plurality vote and a large minority stockholder may not elect a director that is not supported by the plurality.

      Our board of directors believes that each director should be elected if such director receives a plurality of the votes cast and that each director should represent the interest of all stockholders rather than the interest of a minority stockholder or special constituency. The board of directors believes that the system of electing directors whereby those directors are elected who receive a plurality of votes cast by stockholders as a whole will best insure that the board of directors will act for the benefit of all stockholders. Accordingly, the board of directors believes that it is in the best interests of the Company and our stockholders to eliminate cumulative voting.

      Although the board of directors does not consider the elimination of cumulative voting as an anti-takeover measure, the absence of cumulative voting could have the effect of preventing stockholders holding a minority of our voting capital stock from obtaining representation on the board. The elimination of cumulative voting might also, under certain circumstances, render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our voting stock or the removal of incumbent management. However, we are not aware of any attempt by a group of stockholders to elect a director by using cumulative voting to achieve minority representation on the board of directors.

REQUIRED VOTE

      The affirmative vote of a majority of the outstanding shares of our common stock. voting together as one class, is required to approve this Proposal. If approved by the stockholders, the proposed Cumulative Voting Amendment will become effective upon the filing with the Secretary of State of Delaware, which we expect to file as soon as practicable after the annual meeting. Therefore, directors will be elected at the 2004 annual meeting using cumulative voting.

RECOMMENDATION OF THE BOARD

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING.

                                   PROPOSAL 5

            APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE VOTE REQUIRED FOR STOCKHOLDER APPROVAL FROM A MAJORITY OF TOTAL SHARES OUTSTANDING TO A MAJORITY OF SHARES PRESENT.

      We are proposing an amendment to its certificate of incorporation which will eliminate a requirement that matters submitted for stockholder approval be approved by a majority of the total outstanding shares of stock and not, as provided by Delaware law, by a majority of the shares represented at the meeting where the stockholder vote is taken (the "Required Vote Amendment"). The Required Vote Amendment is attached as Appendix G to this proxy statement. We believe the change to our required vote procedures will assist us in future stockholder matters by simplifying the voting process and making it unnecessary for us to obtain enhanced participation by stockholders in voting for matters proposed to our stockholders.

REQUIRED VOTE FOR STOCKHOLDER APPROVAL

      Currently, Article VII, Section 2 of our certificate of incorporation provides:

      "Except as otherwise provided herein or provided by the Delaware General Corporation Law, with respect to any action to be taken by the shareholders of the Corporation, any and every such action shall be taken by the vote or concurrence of the holders of a majority of the outstanding shares entitled to vote thereon [emphasis added]."

      Absent any requirement for approval by a majority of the shares outstanding, under Section 216 of the Delaware General Corporation Law, a matter submitted for stockholder approval (other than the election of directors) would be approved by the affirmative vote of the majority of shares present (in person or represented by proxy) and are entitled to vote on the matter at a stockholders' meeting. We seek to eliminate the provision requiring a majority of total outstanding shares to approve matters submitted for approval of the stockholders. The effect will be that Section 216 will govern except where a specific provision of Delaware law requires a greater majority.

      We seek to eliminate the provision for a majority of total outstanding shares (as opposed to shares present) to approve matters submitted to a stockholder vote because we have found it to be difficult and expensive to obtain votes from our stockholders when we have sought stockholder approval. Most of our outstanding shares are held in the name of brokers or other custodians (commonly known as "street name") instead of being held in the name of the beneficial owners of the shares. These beneficial owners authorize their custodians to vote their shares on their behalf on routine matters, such as the election of directors. The custodians solicit specific instructions from the beneficial holders when non-routine matters are submitted for stockholder approval. It has been our experience that many beneficial holders do not provide instructions to their custodians as to non-routine matters. As a result, the custodians participate in stockholder votes by voting as to routine matters, thereby causing the underlying shares held by the beneficial owners they represent to be counted towards obtaining a quorum, but abstain from voting as to non-routine matters.

      Because the current voting requirement provides that approval must be by a majority of total outstanding shares, it is possible that although sufficient shares are represented to constitute a quorum, an insufficient number of votes (i.e., a majority of total outstanding shares) will be cast to approve non-routine matters. If we implement the Required Vote Amendment to eliminate the requirement that a majority of total outstanding shares be required to approve all matters submitted to a vote of stockholders, then matters submitted to a vote of stockholders will be approved if a majority of the shares present at the meeting (as opposed to a majority of total shares outstanding) vote in favor of the matters proposed.

      For example, assume we have 100,000,000 shares outstanding, 50,000,000 of which are held in street name and the remaining 50,000,000 are held directly in the name their beneficial holders. We call a meeting of stockholders to approve one routine and one non-routine matter. Assume that 35,000,000 of the shares held in street name are represented (by proxy) at the meeting, and 30,000,000 shares held directly are represented (by proxy and in person) at the meeting. There will be a quorum at the meeting, as 65,000,000 shares (constituting a majority of the shares outstanding) are represented.

      As to the routine matter, assume that all of the shares represented at the meeting (whether held in street name or directly) are voted to approve the routine matter, resulting in 65,000,000 shares being voted in favor of the routine matter. As to the non-routine matter, assume that beneficial holders of 5,000,000 shares instruct their custodians to vote their shares in favor of the matter proposed, that 30,000,000 of the beneficial holders do not instruct their custodians as to how they wish their shares to be voted, and that the holders of all 30,000,000 shares represented at the meeting held directly vote in favor of the matter proposed, resulting in 35,000,000 shares being voted in favor of the non-routine matter.

      Under our current certificate of incorporation, we will be required to obtain the approval of stockholders holding a majority of the total outstanding shares, or, 50,000,001. The 35,000,000 votes cast in favor of non-routine matter will be insufficient to approve the non-routine matter. However, under the certificate of incorporation as we propose it to be amended by the Required Vote Amendment, according to Delaware law, we will be required to obtain the approval of a majority of the shares represented at the meeting, or, 32,500,001, and the 35,000,000 votes cast in favor of the non-routine matters will be sufficient to approve the matters.

      We believe that our certificate of incorporation should afford us with a better ability to obtain stockholder approval on matters we submit to the stockholders for approval than it currently does, and that the "majority of shares represented" approach under Delaware law is preferable to the "majority of total shares outstanding" under the current certificate of incorporation. We are of this view because, due to the time and expense involved in soliciting stockholder approval, we may be unable to obtain stockholder approval needed to take action that, in the business judgment of our board of directors, is in the best interests of the stockholders and of the Company. Therefore, we wish to amend our certificate of incorporation to defer to Delaware law with respect to the required vote of stockholders such that a majority of the shares represented at the meeting will be required to approve all matters submitted to the stockholders for approval.

      The effect of the current vote required provisions of our certificate of incorporation is to require greater stockholder participation in voting for stockholder approval on matters we proposes to our stockholders than that level of stockholder participation required by Delaware law. By requiring only a majority of the shares represented at the meeting (instead of a majority of the shares outstanding) to approve a matter, it is more likely that we will be able to obtain the vote required to approve a proposal because voter turnout is less likely to be an issue, so long as a quorum is represented at the meeting. If we propose matters that are unpopular with the stockholders or as to which the stockholders are apathetic, under the required vote provision as we propose it to be revised by the Required Vote Amendment, we may be able to obtain approval that would not otherwise be obtained. This is more likely to occur if one or more larger stockholders favor the matter at issue. We will need to procure fewer votes to approve the matter under the required vote provision after implementing the Required Vote Amendment (more than 50% of a quorum) as we would under the current required vote provision of the certificate of incorporation (more than 50% of the total shares outstanding). On the other hand, it will be also be easier for us to obtain stockholder approval of transactions or other corporate actions that our board of directors believes will be beneficial to us and to our stockholders.

REQUIRED VOTE

      The affirmative vote of a majority of the total outstanding shares of our common stock, voting together as one class, is required to approve this Proposal. If approved by the stockholders, the proposed Required Vote Amendment will become effective upon the filing with the Secretary of State of Delaware, which we expect to file as soon as practicable after the annual meeting.

RECOMMENDATION OF THE BOARD

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE VOTE REQUIRED FOR STOCKHOLDER APPROVAL FROM A MAJORITY OF TOTAL SHARES OUTSTANDING TO A MAJORITY OF SHARES PRESENT.

                                   PROPOSAL 6

       RATIFICATION OF THE COMPANY'S SELECTION OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS AND AUDITORS FOR THE CURRENT FISCAL YEAR.

      The board of directors has selected BDO Seidman, LLP, independent certified public accountants, as our independent accountants and auditors for the current fiscal year, subject to ratification or rejection by the stockholders. Representatives of BDO Seidman are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from stockholders. In the event the stockholders do not ratify the selection of BDO Seidman the selection of other accountants and auditors will be considered by the board of directors.

      BDO Seidman served as our independent accountants and auditors for 2002 and 2003. We paid BDO Seidman fees for services during 2002 and 2003 as follows:

AUDIT FEES

      We paid BDO Seidman approximately $253,000 in the aggregate for 2003 and $126,000 in the aggregate for 2002 for professional services rendered to us for the audit of our annual financial statements and review of our quarterly financial statements (including our quarterly financial statements filed with the SEC on Form 10-QSB).

AUDIT-RELATED FEES

      We paid BDO Seidman approximately $25,000 in the aggregate for 2003 and $0 in the aggregate for 2002 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statement, which amounts are not included under "Audit Fees," above.

TAX FEES

      We paid BDO Seidman approximately $17,000 in the aggregate for 2003 and $16,000 in the aggregate for 2002 for professional services rendered to us for tax compliance, tax advice and tax planning.

ALL OTHER FEES

      We paid BDO Seidman no fees in 2002 or 2003 for products and services provided to us, other than as reported above under "Audit Fees," "Audit-Related Fees" or "Tax Fees."

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

      The audit committee's procedure is to review any proposed engagement of its independent certified public accountants, whether for auditing or other services, and to give its prior approval of such engagement, considering, among other things, whether the proposed engagement would impact the independence of our independent certified public accountants.

REQUIRED VOTE

      The affirmative vote of a majority of the outstanding shares of our common stock is required to approve this Proposal.

RECOMMENDATION OF THE BOARD

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT ACCOUNTANTS AND AUDITORS FOR THE COMPANY FOR THE CURRENT FISCAL YEAR.

                                  OTHER MATTERS

      If any other matters are properly brought before the annual meeting, your proxy may be voted by the proxies in such manner as they deem proper. At this time, we do not know of any other matters that will be presented at the annual meeting.

                   PROPOSALS BY STOCKHOLDERS FOR PRESENTATION
              AT THE 2004 ANNUAL MEETING OR THE 2005 ANNUAL MEETING

      Section 5 of Article II of our by-laws provides that, in addition to other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely written notice to the Secretary or an Assistant Secretary at the principal executive office of the Company. Any such notice must be received (i) not less than 30 nor more than 90 days prior to the annual meeting, if clause (ii) is not applicable, or (ii) not less than 10 days before the date of the meeting if less than 40 days' notice of the date of the meeting is given by the Company. The stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting, and in the event that such business includes a proposal to amend either the certificate of incorporation or the by-laws of the Company, the language of the proposed amendment, (b) the name and address of the stockholder proposing such business, (c) the number of shares of common stock that are owned by such stockholder and (d) any material personal interest of the stockholder in such business. The proxies will have discretionary authority to vote on any matter that properly comes before the meeting if the stockholder has not provided timely written notice as required by the by-laws.

      Any proposal that a stockholder desires to have included in the proxy statement for the 2005 annual meeting of stockholders must be received by us no later than January 10, 2005.

      A copy of the Company's Annual Report on Form 10-KSB and 10-KSB/A for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, may be obtained by any stockholder, free of charge, upon written request to the Secretary, Diomed Holdings, Inc., One Dundee Park, Andover, MA 01810, or by calling (978) 475-7771.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

      The following portions of our Annual Report on Form 10-KSB for the year ended December 31, 2003 are incorporated herein by reference: Item 6. Management's Discussion and Analysis of Financial Condition and Results of Operations; Item 7. Financial Statements; and Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

                                   Appendix A

                             Audit Committee Charter

PURPOSES

      o Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

      o Overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company; and

      o Overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policies.

POWERS AND DUTIES

1. Holding such regular meetings as may be necessary and such special meetings as may be called by the chairman of the Audit Committee or at the request of the independent accountants or the General Auditor;

2.    Creating an agenda for the ensuing year;

3. Reviewing the performance of the independent accountants and making recommendations to the board of directors regarding the appointment or termination of the independent accountants;

4. Conferring with the independent accountants and the internal auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent accountants' annual engagement letter; reviewing and approving the Company's internal audit charter, annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

5. Reviewing with management, the independent accountants and internal auditors significant risks and exposures, audit activities and significant audit findings;

6. Reviewing the range and cost of audit and non-audit services performed by the independent accountants;

7. Reviewing the Company's audited annual financial statements and the independent accountants' opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application therein;

8.    Reviewing the adequacy of the Company's systems of internal control;

9. Obtaining from the independent accountants and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

10. Providing an independent, direct communication between the board of directors, internal auditors and independent accountants;

11. Reviewing the adequacy of internal controls and procedures related to executive travel and entertainment;

12. Establishing, reviewing and updating periodically a Code of Ethical Conduct and ensuring that management has established a system to enforce this Code;

13. Reviewing management's monitoring of the Company's compliance with the organization's Ethical Code, and ensuring that management has the proper review system in place to ensure that Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements;

14. Reviewing, with the organization's counsel, legal compliance matters including corporate securities trading policies;

15. Reviewing, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements;

16. Reporting through its chairman to the board of directors following the meetings of the Audit Committee;

17. Maintaining minutes or other records of meetings and activities of the Audit Committee;

18. Reviewing the powers of the Committee annually and reporting and making recommendations to the board of directors on these responsibilities;

19. Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation;

20. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable; and

21. Performing any other activities consistent with this Charter, the Corporation's by-laws and governing law, as the Committee or the board deems necessary or appropriate.

                                   Appendix B

                              DIOMED HOLDINGS, INC.

            CODE OF ETHICS FOR THE CEO AND SENIOR FINANCIAL OFFICERS

      The Board of Directors of Diomed Holdings, Inc. (the "Company") has adopted the following Code of Ethics for its President and Chief Executive Officer ("CEO") and senior financial officers to establish specific policies with respect to the duties of the CEO, Chief Financial Officer, Vice President - Finance, Treasurer and Controller, as they relate to the financial reporting, disclosure controls and internal controls functions. In addition, the CEO and senior financial officers are bound by the Company's other related policies.

1. The CEO and all senior financial officers are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Company with the SEC. Accordingly, it is the responsibility of the CEO and each senior financial officer promptly to bring to the attention of the Board of Directors of the Company, or the Audit Committee, any material information of which he or she may become aware that affects the disclosures made by the Company in its public filings.

2. The CEO and each senior financial officer shall promptly bring to the attention of the Board of Directors and the Audit Committee (and CEO, if not previously aware) any information he or she may have concerning (a) significant deficiencies in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data; or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

3. The CEO and each senior financial officer shall promptly bring to the attention of the Audit Committee (and CEO, if not previously aware) any information he or she may have concerning any violation of the Company's Code of Ethics, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

4. The CEO and each senior financial officer shall promptly bring to the attention of the Audit Committee (and CEO, if not previously aware) any information he or she may have concerning (a) evidence of a material violation of the securities or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any of its officers, employees or agents; or (b) of a violation of this Code of Ethics.

5. The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of this Code of Ethics by the CEO or the Company's senior financial officers. Those actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to this Code of Ethics, and may include written notices to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without pay or benefits and termination of the individual's employment. In determining what action is appropriate in a particular case, the Board of Directors or its designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question has been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.

      Dated: April 20, 2004

                                   Appendix C

                              DIOMED HOLDINGS, INC.

                                 CODE OF CONDUCT

      Diomed Holdings, Inc. and its subsidiaries and affiliates (all of which are referred to together as the "Company") are committed to competitive excellence through lawful and ethical conduct and have adopted this Code of Conduct to provide guidelines with respect to the conduct of the members of the Board of Directors (referred to as "Directors") and officers, employees and consultants (referred to as "Associates"). The purpose of this Code of Business Conduct (the "Code of Conduct") is to assist each of us in the exercise of sound and ethical business judgment.

      The Company is committed to maintaining high moral standards and ethical responsibilities as well as economic responsibilities. All Directors and Associates are expected to share the Company's commitment to honesty and integrity and to promote an atmosphere characterized by truthfulness and freedom from deception and fraud. Each Director and Associate is expected to exercise sound judgment, engage in ethical conduct, avoid conflicts of interest and ask questions whenever in doubt.

      Each Director and Associate has an obligation to:

      o Learn the details of the specific policies and procedures set forth in this Code of Conduct;

      o Seek assistance as described below when you have questions about the application of any of the policies or procedures;

      o Promptly raise any concern that you or others may have about possible violations of any of the policies or procedures;

      o     Understand the options you have for raising such concerns;

      o Cooperate in any investigation by the Company or the Board relating to any violation.

      o Build and maintain a culture of compliance by leading by example and encouraging others to raise concerns regarding ethical issues;

      o     Prevent and/or detect compliance problems; and

      o Respond to compliance problems by taking prompt corrective or disciplinary action for any violations.

      One of the most important responsibilities each of us has as a Director or Associate of the Company is the obligation to raise a concern about a possible violation of this Code of Conduct or the law. Sometimes it may seem difficult to raise such a concern. Some of us may even feel it is a breach of personal ethical standards to do so. If you feel this way, it is important to remember the enormous harm that may result if you don't raise the concern, including:

      o Serious damage to the health, safety and well-being of yourself, your colleagues, the Company, its customers and the communities in which the Company exists;

      o The loss of confidence in the Company by its customers, shareholders, governments and neighbors; and

      o Fines, damage awards and other financial penalties against the Company, and fines and/or prison sentences for individuals.

      There are several ways for you to deal with any questions or other concerns you may have about the Code of Conduct. First, you are encouraged to discuss them with your immediate manager or the Chief Executive Officer. In addition, appropriate issues may be raised to the level of the Board of Directors or its Audit Committee. Please refer to Policy #10 - Putting the Code to Work for more information on how to handle specific questions concerning application, enforcement or interpretation of this Code of Conduct.

PENALTIES FOR VIOLATIONS:

      Directors and Associates who fail to comply with the policies and procedures set forth in this Code of Conduct are subject to disciplinary action up to and including termination of employment or service as a director. The following are examples of conduct that may result in discipline:

      o Actions that violate the policies and procedures set forth in this Code of Conduct;

      o Failure to promptly raise a known or suspected violation of a policy or procedure;

      o Failure to cooperate in an investigation relating to such a violation;

      o Retaliation against another Director or Associate for reporting a violation and/or ethical concern; and

      o Failure to demonstrate the leadership and diligence needed to ensure compliance with the Company's Code of Conduct and applicable law.

Civil or criminal legal proceedings also may be commenced, if necessary, to enforce these policies and procedures or to recover the amount of any improper expenditures, any personal gain realized and any financial detriment sustained by the Company.

POLICY #1 - CONFLICTS OF INTEREST

--------------------------------------------------------------------------------

          The Company recognized and respects that Directors and Associates may take par in legitimate financial, business and other activities outside of their positions with the Company. However, those activities must be lawful and free of conflicts with their responsibilities to the Company.

--------------------------------------------------------------------------------

      A "conflict of interest" exists when a person's private interest interferes in any way with the interests of the Company. A conflict situation may arise when a Director or Associate takes actions or has interests that may make it difficult to perform his or her responsibilities for the Company objectively and effectively. Conflicts of interest may also arise when an Associate or Director (or members of his or her family) receives improper personal benefits as a result of his or her position in the Company.

      The Company's policies concerning conflicts of interest are as follows:

ASSOCIATE INVESTMENTS AND OUTSIDE DIRECTORSHIPS

      o Directors and Associates should not have any material financial interest in a competitor, supplier or any other business that could cause divided loyalty or provide even the appearance of divided loyalty. If your professional or managerial responsibility includes working directly with information about a competitor, supplier, or other organization, you must not have any material financial interest in any such organization. A material financial interest is one in which you would, or would be tempted to, make a decision that would not be in the best interests of the Company.

      o When an Associate serves as a member of the board of directors of or has a financial interest in any other company or organization, the Associate must be aware of potential consequences of such an interest. No Associate should enter such a relationship if he or she knows or has reason to know that a conflict of interest exists between that directorship or investment and the Company. If an Associate has any question regarding his or her directorship or investment, he or she should follow the procedures outlined in Policy #10 - Putting the Code to Work for clarification.

      o Where Directors have financial interests or hold other employment or directorships that present potential conflicts of interest, they are expected to disclose that information to the Board, and to recuse themselves from any related decision making.

OUTSIDE EMPLOYMENT OF ASSOCIATES

      An Associate may not engage in employment outside of the Company or otherwise solicit or perform work if it would:

      o     compete with the Company's business;

      o provide goods, services or assistance to a competitor of the Company; or

      o     interfere with the Associate's assigned duties with the Company.

EMPLOYMENT OF RELATIVES AND CLOSE PERSONAL RELATIONSHIPS

      The Company permits the employment of qualified relatives and friends as long as such employment does not, in the opinion of the Company, create actual or perceived conflicts of interest. Associates who are relatives of another Associate or a Director, or who have a close personal relationship where actual or perceived favoritism threatens or causes disruption in the work place, may not work in a direct or indirect supervisory relationship or within the same "chain of command."

RELATIONS WITH VENDORS AND CUSTOMERS

      Directors and Associates are prohibited from entering into relationships, agreements or transactions with any individual or business that creates or even suggests an unethical business practice or a conflict of interest. Both the reality and the appearance of improper relations with vendors, potential vendors, competitors or customers must be avoided. Improper relations may occur in areas such as the acceptance of gifts and entertainment and the selection of consultants or vendors of goods and services. It is our policy that no Director or Associate may give gifts of money to, or receive gifts of money from, vendors, potential vendors, customers or anyone else who has a business relationship with the Company. Non-monetary business gifts of nominal value (including entertainment, meals, tickets, favors or services) may be accepted where they are offered by an existing vendor or customer in the ordinary course of the business relationship unless such acceptance imposes an obligation on the recipient or could be perceived by others as imposing such an obligation. As always, each Director and Associate must exercise sound business judgment in considering the application of this policy to specific situations.

POLICY #2 -- CORPORATE OPPORTUNITIES

--------------------------------------------------------------------------------

          No Director or Associate, either individually or with or through a family member ore relative, may take advantage of a business opportunity related to the Company's business that is made known to the Associate or Director as a result of his or her employment with the Company or his or her service as a Director. Associates and Directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

--------------------------------------------------------------------------------

      In no event may Associates or Directors:

      o Take for themselves personally opportunities that are discovered through the use of Company property, information or position;

      o     Use corporate property, information or position for personal gain;

      o     Compete with the Company; or

      o     Deal in products sold or services performed by the Company.

POLICY #3 --CONFIDENTIAL INFORMATION

--------------------------------------------------------------------------------

          Confidential information with respect to the Company and its Associates, Directors, vendors, suppliers and customers is to be protected by all Directors and Associates.

--------------------------------------------------------------------------------


      o "Confidential information" is any information not generally known to the public about the Company's business.

      o Confidential information with respect to the Company and its Associates, Directors, vendors, suppliers and customers which was acquired in the course of business is to be used solely for internal purposes and shall remain confidential even after termination of employment with the Company.

      o Confidential information may not be transmitted by a Director or an Associate to any other person, internal or external, except when disclosure is legally mandated, authorized by the Company or required for the proper conduct of business transacted by or on behalf of the Company, and, if necessary, subject to an appropriate non-disclosure agreement.

      o If a Director or Associate has a written agreement with the Company that addresses the use or disclosure of confidential information, this Policy is intended to be read consistently with that agreement. If the terms and conditions of that agreement regarding confidential information shall govern in the event that there is an any inconsistency between this Policy and that agreement. This Policy is not intended to amend, modify or supercede the terms and conditions regarding confidential information contained in any written agreement between the Company and a Director or Associate.

PRIVACY

--------------------------------------------------------------------------------

          In our increasingly information-based society, individual consumer, medical, financial and other sensitive personal information must be protected The Company is committed to protecting personal information that it collects from or maintains about its Associates, Directors and customers. Each Associate and Director must take care to protect such sensitive personal information from inappropriate use or unauthorized disclosure.

--------------------------------------------------------------------------------

      The Company is committed to respecting the privacy and dignity of its Directors and Associates. Only personal information necessary to the effective operation of the Company should be acquired and retained by the Company. The Company believes that personal information must be maintained in a confidential manner for the protection of individual privacy. Access to this type of information has been restricted to authorized individuals such as the office of the Corporate Secretary, direct supervisors and Human Resources Representatives.

      All Associates and Directors must protect sensitive personal information from inappropriate use or unauthorized disclosure.

POLICY #4 - FAIR DEALING

--------------------------------------------------------------------------------

          All Directors and Associates are expected to deal fairly with the Company's customers, suppliers, competitors and other Associates.

--------------------------------------------------------------------------------

      No Director or Associate should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair-dealing practice.

POLICY #5 -- PROTECTION AND PROPER USE OF COMPANY ASSETS

--------------------------------------------------------------------------------

          Directors and associates are responsible for protecting Company assets and maintaining the confidentiality and integrity of information used to access computer networks. An Associate's work product is not created for personal use and is considered a Company asset.

--------------------------------------------------------------------------------

COMPANY ASSET PROTECTION

      o Directors and Associates are responsible for protecting Company assets, which include cash, inventory and other Company property, including proprietary information in any form.

      o Supervisors and managers are specifically responsible for complying with and maintaining appropriate internal controls to safeguard those assets against loss from unauthorized use or disposition. In this way, supervisors and managers ensure that financial statements are prepared from reliable information, and provide a means for accounting for Company assets and liabilities. All Directors and Associates are responsible for abiding by these internal controls.

      o No Director or Associate will commit or contribute to acts of dishonesty against the Company such as fraud, theft, embezzlement or misappropriation of corporate assets. In addition to appropriate disciplinary action, a criminal complaint may be filed against the offending Director or Associate when the evidence, circumstances and the Company's interests warrant.

MAINTAINING COMPUTER AND NETWORK SECURITY

      Computers and their associated software, data and operations are integral parts of the Company's network and operations infrastructure. Therefore, Associates and Directors, where applicable, must protect and maintain the confidentiality and integrity of information used to access computer networks, including, but not limited to, identification numbers and/or passwords, hand-held authentication devices, pass codes, DPS licenses and building access key cards.

ASSOCIATE WORK PRODUCT

      o As an employee of the Company, your work product is not created for personal use and is considered a Company asset.

      o All inventions designed or created by an Associate are property of the Company. All patents which may be granted for any invention (including all divisions, reissues, continuations and extensions) in the United States or any foreign country shall belong to and be issued in the Company's name.

      o The Associate inventor will execute assignments and any other formal confirmations of the Company's rights in this regard as may be legally necessary to confirm the Company's ownership of its assets.

      o If a Director or Associate has a written agreement with the Company that addresses the ownership of work product, this Policy is intended to be read consistently with that agreement. If the terms and conditions of that agreement regarding work product shall govern in the event that there is an any inconsistency between this Policy and that agreement. This Policy is not intended to amend, modify or supercede the terms and conditions regarding work product contained in any written agreement between the Company and a Director or Associate.

POLICY #6 -- COMPLIANCE WITH THE LAW

--------------------------------------------------------------------------------

          The Company must comply with all laws - federal, state and local applicable to its business and can be held accountable for the actions of its Directors and Associates. Therefore Directors and Associates are expected to comply with all applicable laws. Although Directors and Associates are not expected to know all aspects of the lam applicable to the Company, they are expected to exercise good judgment and, most importantly, to ask questions whenever in doubt.

--------------------------------------------------------------------------------


      The following are important areas of law that apply to the Company. The areas identified are not all-inclusive but are significant examples of legal requirements with which the Company must comply. The Company is committed to full compliance with all applicable laws. Violation of the law could seriously compromise the reputation and integrity of the Company and its Directors and Associates, as well as result in severe civil and criminal penalties against the Company and/or individual Directors or Associates.

ACCOUNTING PROCEDURES

      o The Company is required by law to maintain books, records and accounts that accurately and fairly reflect the Company's transactions and financial position. Each Associate and where applicable, each Director, must ensure that business records and accounts under his or her control are accurate and supported by appropriate documents in a form suitable for an audit. The Company expects cooperation from all Directors and Associates in fulfilling this obligation.

      o Procedures that you may use to report complaints or concerns regarding accounting, internal accounting controls or auditing are described in "Accounting and Auditing Questions" under Policy #10 - Putting the Code to Work.

ANTITRUST

      o Antitrust laws prohibit monopolies, restraints of trade and unfair trade practices. For example, the Company is prohibited from conspiring with a competitor to "fix" prices. Directors are also prohibited from serving as directors or officers of other companies that engage in substantial competition with the Company.

COMMERCIAL BRIBERY, GRATUITIES, "KICKBACKS"

      o No Director, Associate or agent of the Company may engage in giving, soliciting, receiving, or accepting, either directly or indirectly, any gratuity, or any bribe, kickback, or other improper payment from any employee or agent of any Vendor, landlord, lessee, competitor, or other entity dealing with the Company.

COPYRIGHTS AND TRADEMARKS

      o The unauthorized duplication or use of copyrighted materials, including copyrighted computer software, registered trademarks and patented inventions, is a violation of federal law and is prohibited. Written materials do not need to have the(C)symbol displayed to be protected under copyright laws, and a right to duplicate the work should not be inferred if the(C)symbol does not appear. Similarly, trademarks, service marks and trade names that do not bear a trademark designation symbol (generally,(R)or(TM)) are nevertheless subject to protection from misuse, and the lack of such a symbol should not be construed as to permit use of any trademark, service mark or trade name without the Company's prior authorization.

DISCLOSURE OBLIGATIONS UNDER SECURITIES LAWS AND AMERICAN STOCK EXCHANGE RULES

      o The Company is subject to various disclosure obligations under federal and state securities laws, as well as the rules of the American Stock Exchange, upon which the Company's common stock is traded. In order to comply with these obligations, there should be full, fair, accurate, timely and understandable disclosure of material information in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company.

ENVIRONMENTAL, HEALTH AND SAFETY LAWS

      o The Company is committed to the health and safety of its Directors and Associates, as well as a safe environment. We will fully comply with all applicable environmental, health and safety laws and regulations. All waste products and hazardous materials should be stored, handled and disposed of in full compliance with all laws, regulations and Company practices. The unsafe storage of a potentially toxic or hazardous material or the release of such materials into the environment must be promptly reported to your immediate supervisor.

INSIDER TRADING

      o Directors and many Associates have access to a special category of confidential or proprietary information that is "investment-related." This is any non-public information that could influence an investor's decision to buy or sell or otherwise trade in Company securities or those of any other company with which the Company may have dealings. To maintain the integrity of business dealings, neither Directors nor Associates shall disclose inside information to people outside the Company or to co-workers unless the person receiving the information has a legitimate business-related need to know.

      o Federal law and Securities and Exchange Commission regulations make it illegal for any Director or Associate to either buy or sell securities on the basis of inside information, or to pass this information along to others who may buy or sell securities. Trading in the Company's securities based on nonpublic information may violate the securities laws and may subject the Company and the Director or Associate to civil and criminal penalties.

      o Directors and senior Company officers also have obligations to report transactions in the Company's stock to the Securities and Exchange Commission. Company procedures for their transactions, as well as those of other Associates who are frequently provided with inside information in order to perform their jobs, are provided for separately. Please direct any questions you have regarding reporting obligations to the Corporate Secretary.

RELATIONSHIPS WITH GOVERNMENT OFFICIALS

      o In supporting good citizenship, the Company recognizes that Directors and Associates may choose to participate in the political process, including voluntary contributions to candidates or parties of their choice. When representing the Company, all relations with government officials should be conducted in a manner that will not adversely reflect on the Company or the government official.

      o Directors and Associates are required to abide by all federal, state and local laws and regulations applicable to contacts with government officials. Questions regarding these laws should be directed to the Chief Executive Officer.

Questions should be directed to the person identified in "Questions" under Policy #10 - Putting the Code to Work.

POLICY #7 - DISCRIMINATION AND SEXUAL HARASSMENT

--------------------------------------------------------------------------------

          The Company is committed to providing its Associates with a work environment free from all forms of discrimination and disrespect, including sexual harassment, and to complying with all laws prohibiting discrimination and other unfair employment practices.

--------------------------------------------------------------------------------

DISCRIMINATION

      o Federal laws have been enacted to protect certain classes of persons from discrimination. Protected characteristics are: race, age, sex, color, national origin, religion and disability. Specifically, the 1964 Civil Rights Act prohibits discrimination against employees and applicants on the basis of these various protected characteristics. Moreover, discrimination is prohibited in hiring, firing and promotions, as well as wages, job assignments, fringe benefits and other conditions of employment. In 1991, the Civil Rights Act was amended to allow for "glass ceiling" and sexual harassment claims and to permit jury trials and punitive damages.

      o The Age Discrimination in Employment Act of 1967 prohibits discrimination on the basis of age with respect to individuals who are 40 years of age or older. The 1992 Americans with Disabilities Act prohibits discrimination against qualified individuals with physical or mental impairments limiting significant life activity.

      o Associates are expected to report inappropriate conduct to their immediate manager, who must notify Human Resources immediately, so appropriate steps can be taken to correct any inappropriate conduct. In the event that reporting to the Associate's immediate manager is impractical (i.e. the manager is the offending party), the Associate should report their concerns to the Chief Executive Officer or the Chairman of the Board of Directors. In order for the Company to correct violations of these policies, it must first be made aware of them.

      o Supervisory Associates have a heightened responsibility to notify their immediate manager and Human Resources if they are aware that harassment or discriminatory behavior has occurred, or if they suspect that such conduct is occurring. Any supervisory Associate who "looks the other way" and does not bring inappropriate conduct to the attention of management is subject to disciplinary action, up to and including termination.

      SEXUAL HARASSMENT

            o Sexual harassment in any form is improper and unlawful conduct, and the Company will not tolerate its presence in the work place. No person should be subjected to unwelcome verbal or physical conduct of a sexual nature. The Company is committed to swiftly and thoroughly investigating complaints and to taking prompt remedial action. If validated, offending parties are subject to appropriate discipline up to and including termination.

            o Directors and Associates must report inappropriate conduct of this nature in the same manner as discriminatory workplace conduct. Those procedures are described above under the heading "Discrimination."

POLICY #8 - DRUG AND ALCOHOL POLICY

--------------------------------------------------------------------------------

          The Company is committed to maintaining a drug-free workplace.

--------------------------------------------------------------------------------

      The Company believes that all Associates are law-abiding citizens and support the Company's goal of a drug-free environment. The use of illegal drugs (including alcohol on the job) is inconsistent with the behavior expected of Associates. The use of drugs on the job may subject all Associates to unacceptable safety risks, undermine our ability to operate effectively and erode Company morale. The consumption of alcoholic beverages may, however, be permitted at certain functions approved by the Chief Executive Officer.

POLICY #9 - CONDUCT AND BUSINESS PRACTICES

--------------------------------------------------------------------------------

          Each Director and Associate must maintain the highest level of personal integrity in performing his or her duties and in working with other Directors or Associates, customers, vendors and competitors.

--------------------------------------------------------------------------------

      Obviously, a policy statement cannot cover all situations. Good judgment coupled with a high sense of personal integrity is the best policy. When situations arise that fall within a "gray area," Directors and Associates must follow the procedures described in Policy #10 - Putting the Code to Work for clarification and guidance.


POLICY #10 - PUTTING THE CODE TO WORK

--------------------------------------------------------------------------------

          Each of us at the Company is accountable for knowing, understanding and complying with Company policies and the guidelines contained in the preceding pages. We also have an obligation to comply with no only the letter, but also the spirit of this Code, to report improper conduct and to know how to make the "right" decisions whenever we encounter ethical questions

--------------------------------------------------------------------------------

APPLICATION

      o All Directors and Associates who are responsible for compliance with the Code of Conduct are responsible for its enforcement. Associates who supervise others must arrange for the distribution and explanation of the Code of Conduct to Associates under their supervision.

      o As a condition of employment for Associates and as a matter of policy for Directors, written certification of compliance with the Code of Conduct will be required from Directors and those Associates in managerial, professional and executive positions. On each annual performance review date in the case of Associates, and at the time of each annual meeting in the case of Directors, each Director and each affected Associate must complete a Certificate of Compliance to reaffirm his or her compliance with this Code of Conduct.

INTERPRETATION

      o Directors should contact the Chairman for all questions regarding the interpretation, scope and application of this Code of Conduct.

      o Associates should direct questions concerning the interpretation, scope and application of the Code to their immediate supervisors or the Chief Executive Officer.

REPORTING POSSIBLE VIOLATIONS

      o Any Associate who believes that a violation of this Code of Conduct has occurred should report their concern to his or her immediate supervisor or the Chief Executive Officer. The Audit Committee has also established a procedure for receiving confidential, anonymous submissions from Associates of concerns regarding questionable accounting or auditing matters. This procedure may also be used if an Associate wishes to report any suspected violation of the Code by a senior Company officer or Director. See "Accounting and Auditing Matters" below.

      o Directors should report any suspected violations of this Code of Conduct to the Chairman if a Director or a senior Company officer is involved. Any other suspected violations should be reported by Directors to the Audit Committee.

      o Retaliation for reports made in good faith will not be tolerated. See "Retaliation Prohibited" below.

ACCOUNTING AND AUDITING MATTERS

      o The Audit Committee shall establish procedures for receiving confidential, anonymous submissions from Associates of concerns regarding questionable accounting or auditing matters.

ENFORCEMENT; PENALTIES FOR VIOLATION

      o Associates who violate this Code of Conduct will be subject to immediate disciplinary action, including reassignment, demotion, or, where appropriate, termination of employment.

      o Violations of this Code of Conduct may result in prosecution of the individual under any applicable criminal statutes.

RETALIATION PROHIBITED

      o The Company will not tolerate retaliation from any Director or Associate in response to any Director's or Associate's use of the various systems and procedures implemented to foster communications or attempts to comply with this Code or other Company policies. Any retaliation from an Associate must be reported to the Chief Executive Officer. Any retaliation involving a Director should be reported to the Chairman.

      o No attempt to limit an Associate's access to higher level management or, where accounting matters are involved, the Audit Committee of the Board of Directors, will be tolerated.

BOARD APPROVAL; AMENDMENTS

      o The Code of Conduct has been approved and its circulation authorized by the Company's Board of Directors. Waivers of its provisions are not permitted without the express approval of the Audit Committee of the Board of Directors. It may be amended only by the Board of Directors. Waivers of violations of this Code of Conduct are subject to public disclosure by way of the Company's filing of a Form 8-K with the Securities and Exchange Commission within five days of the granting of such waiver.

CONCLUSION

      This Code of Conduct provides a broad range of information, policies and procedures about the standards of integrity and business conduct that the Company expects Directors and Associates to understand and follow. It does not address every situation or set forth every rule or policy, nor is it a substitute for personal responsibility and accountability to exercise good judgment and obtain guidance when required or necessary.

      This Code of Conduct is not a contract of employment and does not create any contractual rights of any kind between the Company and its Associates or Directors. This Code of Conduct does not amend, modify or supercede the terms of any employment contract or other written agreement that the Company may have with any Director or Associate, and, in the case of any conflict between the terms of such an agreement and this Code of Conduct, the terms of such agreement shall control.


Dated:  April 20, 2004

                       Appendix D: Reverse Split Amendment

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              DIOMED HOLDINGS, INC.
        (Pursuant to Section 242 of the Delaware General Corporation Law)


      It is hereby certified that:

      FIRST: The name of the corporation is Diomed Holdings, Inc. (the "Corporation").

      SECOND: The certificate of incorporation of the Corporation was filed at the Office of the Secretary of State of the State of Delaware on April 19, 2002 (the "Certificate of Incorporation").

      THIRD: The article of the Certificate of Incorporation affected by this Certificate is ARTICLE FIFTH.

      FOURTH: This Certificate of Amendment is being filed to effect a 25:1 reverse split of the Corporation's common stock, par value $0.001 per share. ARTICLE FIFTH of the Certificate of Incorporation is hereby amended to provide as follows:

      ARTICLE FIFTH, of the Certificate of Incorporation shall be amended to insert a new Section 8, to state as follows:

      Section 8. Reverse Split.

       (a) Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), this Corporation shall implement a reverse stock split of its Common Stock (the "Reverse Split"), whereby every twenty five (25) shares of Common Stock issued and outstanding of record immediately prior to the Effective Time ("Old Common Stock") shall be automatically reclassified as, and converted into, one (1) share of Common Stock ("New Common Stock").

      (b) Notwithstanding the provisions of Section 8(a), above, no fractional shares of New Common Stock shall be issued in connection with the Reverse Split. In lieu of issuing fractional shares in the Reverse Split, the number of New Shares shall be adjusted up to the next highest whole number of shares of New Stock.

      (c) Each stock certificate that immediately prior to the Effective Time represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive upon surrender of such certificate a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.

      (d) Except as may be provided in this Certificate of Incorporation or in a designation with respect to Preferred Stock, the holders of shares of New Common Stock shall have the exclusive right to vote on all matters on which a holder of common stock shall be entitled to vote at all meetings of the stockholders of the Corporation and shall be entitled to one vote for each share of New Common Stock entitled to vote at such meeting."

      FIFTH: This amendment of the Certificate of Incorporation was authorized by the unanimous vote of the directors of the Corporation at a meeting of the Board of Directors duly noticed and held, and by the affirmative vote of the holders of a majority of the capital stock of the Corporation at a meeting duly noticed and conducted in accordance with the By-Laws of the Corporation.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by ___________________________, its Secretary, on __________ ___, 2004.




                                    ___________________________________
                                    Secretary

                     Appendix E: Authorized Share Amendment

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              DIOMED HOLDINGS, INC.
        (Pursuant to Section 242 of the Delaware General Corporation Law)


      It is hereby certified that:

      FIRST: The name of the corporation is Diomed Holdings, Inc. (the "Corporation").

      SECOND: The certificate of incorporation of the Corporation was filed at the Office of the Secretary of State of the State of Delaware on April 19, 2002 (the "Certificate of Incorporation").

      THIRD: The article of the Certificate of Incorporation affected by this Certificate is ARTICLE FIFTH.

      FOURTH: This Certificate of Amendment is being filed to decrease the authorized number of shares of capital stock of the Corporation from 520,000,000 to 70,000,000. To accomplish the foregoing amendment, ARTICLE FIFTH of the Certificate of Incorporation is hereby amended to provide as follows:

      ARTICLE FIFTH, Section 1 of the Certificate of Incorporation shall be amended to state as follows:

      "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 70,000,000, 50,000,000 shares of which shall be shares of Common Stock, $0.001 par value per share (the "Common Stock"), and 20,000,000 of which shall be blank check Preferred Stock, $0.001 par value per share (the "Preferred Stock")."

      FIFTH: This amendment of the Certificate of Incorporation was authorized by the unanimous vote of the directors of the Corporation at a meeting of the Board of Directors duly noticed and held, and by the affirmative vote of the holders of a majority of the capital stock of the Corporation at a meeting duly noticed and conducted in accordance with the By-Laws of the Corporation.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by ___________________________, its Secretary, on June ___, 2004.



                                    ___________________________________
                                    Secretary

                     Appendix F: Cumulative Voting Amendment

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              DIOMED HOLDINGS, INC.
        (Pursuant to Section 242 of the Delaware General Corporation Law)


      It is hereby certified that:

      FIRST: The name of the corporation is Diomed Holdings, Inc. (the "Corporation").

      SECOND: The certificate of incorporation of the Corporation was filed at the Office of the Secretary of State of the State of Delaware on April 19, 2002 (the "Certificate of Incorporation").

      THIRD: The article of the Certificate of Incorporation affected by this Certificate is ARTICLE SEVENTH.

      FOURTH: This Certificate of Amendment is being filed to eliminate cumulative voting for directors. ARTICLE SEVENTH of the Certificate of Incorporation is hereby amended to provide as follows:

      ARTICLE SEVENTH, Section 1 of the Certificate of Incorporation shall be amended to state as follows:

            "Section 1. Voting Rights. Each outstanding share of common stock is entitled to one vote and each fractional share of common stock is entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Preferred shares are to have the same voting rights as common shares if so designated by the Board of Directors upon issuance."

      FIFTH: This amendment of the Certificate of Incorporation was authorized by the unanimous vote of the directors of the Corporation at a meeting of the Board of Directors duly noticed and held, and by the affirmative vote of the holders of a majority of the capital stock of the Corporation at a meeting duly noticed and conducted in accordance with the By-Laws of the Corporation.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by ___________________________, its Secretary, on __________ ___, 2004.



                                    ___________________________________
                                    Secretary

                       Appendix G: Required Vote Amendment

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              DIOMED HOLDINGS, INC.
       (Pursuant to Section 242 of the Delaware General Corporation Law)


      It is hereby certified that:

      FIRST: The name of the corporation is Diomed Holdings, Inc. (the "Corporation").

      SECOND: The certificate of incorporation of the Corporation was filed at the Office of the Secretary of State of the State of Delaware on April 19, 2002 (the "Certificate of Incorporation").

      THIRD: The article of the Certificate of Incorporation affected by this Certificate is ARTICLE SEVENTH.

      FOURTH: This Certificate of Amendment is being filed to eliminate a provision in the Certificate of Incorporation requiring that a majority of the shares outstanding, rather than a majority of the shares present or represented at a meeting of stockholders, is required to approve matters proposed for approval by the stockholders of the Corporation. ARTICLE SEVENTH of the Certificate of Incorporation is hereby amended by deleting Section 2 thereof in its entirety.

      FIFTH: This amendment of the Certificate of Incorporation was authorized by the unanimous vote of the directors of the Corporation at a meeting of the Board of Directors duly noticed and held, and by the affirmative vote of the holders of a majority of the capital stock of the Corporation at a meeting duly noticed and conducted in accordance with the By-Laws of the Corporation.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by ___________________________, its Secretary, on __________ ___, 2004.



                                    ___________________________________
                                    Secretary



                                      G-1